Exhibit 10.1

Execution Version

THIS TRANSACTION SUPPORT AGREEMENT IS NOT AN OFFER, SOLICITATION OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES.  ANY SUCH OFFER, SOLICITATION OR ACCEPTANCE WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS.  NOTHING CONTAINED IN THIS TRANSACTION SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS TRANSACTION SUPPORT AGREEMENT IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE PARTIES HERETO.  ACCORDINGLY, THIS TRANSACTION SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE RULES, STATUTES OR DOCTRINES OF SIMILAR IMPORT PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS, WHETHER ARISING UNDER FEDERAL OR STATE LAW.

THIS TRANSACTION SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS AND AGREEMENTS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT IN ALL RESPECTS TO THE COMPLETION OF DEFINITIVE DOCUMENTS REFLECTING THE TERMS AND CONDITIONS SET FORTH HEREIN.  THE CLOSING OF ANY SUCH TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS, IN EACH CASE, SUBJECT TO THE TERMS HEREOF.

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 16.02, this “Agreement”) is made and entered into as of August 13, 2025 (the “Execution Date”), by and among the following parties (each of the following described in sub‑clauses (a) and (b), a “Party” and, collectively, the “Parties”):

(a)
Fossil Group, Inc., a company formed under the Laws of Delaware (the “Company”), and each of its affiliates listed on Exhibit D to this Agreement (collectively, the “Fossil Group”), and Fossil (UK) Global Services Ltd (“Fossil UK” and, together with Fossil Group, the “Company Parties”); and

(b)
the undersigned holders or beneficial holders of, or nominees, investment advisors, sub-advisors, or managers of discretionary accounts or funds that hold or beneficially hold, Notes Claims (as defined below) that have executed and delivered counterpart signature pages to this Agreement (in each case solely in their capacity as such, together with each Noteholder (as defined below) that executes a Joinder or Transfer Agreement in accordance herewith, collectively, the “Consenting Noteholders”).

RECITALS

WHEREAS, the Company Parties and the Consenting Noteholders have in good faith and at arms’ length negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms set forth in this Agreement and in the term sheet attached as Exhibit A hereto (the “Restructuring Term Sheet” and, such transactions as described in this Agreement and the Restructuring Term Sheet and set forth in the Definitive Documents, and related transactions or steps to be taken in connection therewith, the “Restructuring Transactions”), which constitutes a part of and is deemed fully incorporated into this Agreement;

WHEREAS, the Company Parties intend to implement the restructuring, by means of either (a) the Exchange Transaction (as defined below) and related transactions (the “Out-of-Court Restructuring”), and, if applicable, (b) through the UK Proceeding (as defined below), in each case, as set forth herein and in accordance with the Restructuring Term Sheet;

WHEREAS, on the date hereof: (a) the Company Parties and (b) the Consenting Noteholders have agreed to:

i.	the Restructuring Term Sheet, which sets forth the principal economic terms of the Restructuring Transactions consistent in all material respects with those set forth in the Restructuring Term Sheet;

ii.	the issuance of the Practice Statement Letter (as defined below);

iii.	the New Notes Term Sheet (as defined below);

iv.	the Supplemental Indentures (as defined below); and

v.	the Mutual Release Agreement (as defined below).

WHEREAS, as of the date hereof, each Consenting Noteholder is the beneficial owner, or the investment advisor or manager for the beneficial owner(s), of Unsecured Notes, as applicable, in the amount set forth on its signature page to this Agreement or the Joinder, as applicable; and

WHEREAS, the Parties have agreed to express their mutual support and take certain actions in support of the Restructuring Transactions (including, if applicable, any UK Proceeding) subject to and in accordance with the terms of this Agreement and desire to work together to complete the negotiation of the terms of the Definitive Documents and the completion of each of the actions necessary or desirable to effectuate the Restructuring Transactions;

NOW, THEREFORE, in consideration of the covenants, representations, warranties, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.          Definitions and Interpretation.

1.01.    Definitions.  The following terms shall have the following definitions:

“ABL Credit Agreement” means that certain Credit Agreement, dated as of the Execution Date, among the Company Parties, ACF FinCo I, LP, as administrative agent, and the lenders from time to time party thereto.

“ABL Credit Facility” means that certain asset-based revolving credit facility provided for under the ABL Credit Agreement.

“Affiliate” means, with respect to any specified person or Entity, any other person or Entity that, directly or indirectly, is in control of, or is controlled by, or is under common control with, such person or Entity and, for the purposes of this definition, “control” when used with respect to any specified person or Entity, means the power to direct or cause the direction of the management and policies of such person or Entity, directly or indirectly, whether through the ownership of voting securities, by agreement, contract or otherwise; and the terms “controlling,” “controlled” and “under common control with” have meanings correlative to the foregoing.

“Agreed Form” means, with respect to any Definitive Document or any document to which a Consenting Noteholder is a party, in the form agreed in writing between the Company, Fossil UK and the Required Consenting Noteholders, factoring into account that certain of the UK Proceeding Transaction Documents are made by the English Court and may only be submitted in draft.

“Agreement Effective Date” means the date on which the conditions set forth in Section 3 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.

“Agreement Effective Period” means, with respect to each Party, the period from the Agreement Effective Date to the Termination Date applicable to such Party.

“Alternative Restructuring Transaction” means any written or oral plan, proposal, offer, bid, term sheet, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, workout, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, share issuance, consent solicitation, exchange offer, tender offer, recapitalization, extension, UK Proceeding, chapter 11 plan of reorganization or liquidation, share exchange, business combination, joint venture, debt incurrence (including without limitation, any new-money financing, debtor in possession financing, or exit financing) or similar transaction in any jurisdiction involving any one or more Company Parties, or any Affiliates of the Company Parties, or the debt, equity, or other interests in any one or more Company Parties or any Affiliates of the Company Parties or all, substantially all, or a material portion of the Company Parties and their Affiliates and/or their assets or their Affiliates’ assets that is an alternative to one or more of the Restructuring Transactions.

“Backstop Commitment” has the meaning set forth in Section 6.02 of this Agreement.

“Backstop Parties” means the Consenting Noteholders named in Schedule 1 hereto.

“Backstop Premium” means $1.625 million principal amount of First‑Out Notes

“Business Day” means any day (other than Saturday or Sunday) on which banks are open for general business in London (United Kingdom) and New York (United States of America).

“Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise.  Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims; and (c) any avoidance actions and any analogous actions arising under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

“Claim” means any right, in each case whether alone or jointly or jointly and severally with any other person and whether as principal, surety or otherwise to (a) payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured..

“Closing Date” means the date on which the Restructuring Transactions are consummated in accordance with the terms and conditions of the Definitive Documents, and, in the case of the UK Proceeding, by order of the English Court.

“Commitment Certificate” has the meaning set forth in Section 6.02 of this Agreement.

“Common Stock” means the Company’s Common Stock, $0.01 par value.

“Company Parties” has the meaning set forth in the preamble to this Agreement.

“Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information, in connection with any proposed Restructuring Transactions.

“Consent Solicitation” means the consent solicitation described in the Restructuring Term Sheet.

“Consenting Noteholder Advisor” means Ropes & Gray LLP, as legal advisor to the Consenting Noteholders.

“Consenting Noteholder Expense Reimbursement Letter” means the letter(s) between the Company and a Consenting Noteholder setting forth the agreements relating to the Restructuring Expenses incurred and to be incurred by the Consenting Noteholder Advisor in connection with the Restructuring Transactions.

“Consenting Noteholders” has the meaning set forth in the preamble to this Agreement.

“Convening Hearing” means the hearing before the English Court to determine whether the English Court should order the convening of meetings of one or more classes of creditors in the UK Proceeding.

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FOSL <equity> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day. The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session of 9:30 a.m. to 4:00 p.m. New York City Time.

“Definitive Documents” has the meaning set forth in Section 4.01 of this Agreement.

“English Court” means the High Court of Justice of England and Wales.

“Entity” means any person, individual, firm, partnership, corporation, limited liability company, joint venture, association, joint stock company, unincorporated organization, unincorporated association, consortium, estate, trust, Governmental Body or agency or political subdivision of any Governmental Body, or any other entity, whether acting in an individual, fiduciary, or other capacity, in each case whether or not having separate legal personality.

“Exchange Offer” means the exchange offer described in clause (ii) of the definition of Exchange Transaction (as defined below).

“Exchange Transaction” means, (i) the Private Exchange, and (ii) SEC-registered offerings in which the Company Parties will offer all Noteholders (other than the Consenting Noteholders) the opportunity (x) to participate for their pro rata portion (based on the face amount of each of their respective Unsecured Notes) of the amount of the New Money Financing described in clause (x) of the definition thereof and New Stock Investment in relation thereto, and (y) to tender Unsecured Notes in exchange for (A) if such holder funds the full amount of its pro rata portion of the New Money Financing, First-Out Notes and their pro rata portion of the New Warrants, and (B) if such holder does not fund the full amount of its pro rata portion of the New Money Financing, the Second-Out Notes, in each case, at 100% of the face amount of its Unsecured Notes so tendered, and in the case of such exchange, plus accrued and unpaid interest.

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Explanatory Statement” means the explanatory statement required to be provided to the creditors pursuant to the UK Proceeding.

“First-Out Notes Indenture” has the meaning set forth in the New Notes Term Sheet.

“First-Out Notes” means the 9.500% First-Out Senior Secured Notes due 2029 to be issued pursuant to the First-Out Notes Indenture in connection with the Exchange Transaction or UK Proceeding, as applicable.

“Fossil Group” has the meaning set forth in the preamble to this Agreement.

“Fossil UK” has the meaning set forth in the preamble to this Agreement.

“Governmental Body” means any U.S. or non-U.S. federal, state, municipal, or other government, or other department, commission, board, bureau, agency, public authority, or instrumentality thereof, any other U.S. or non-U.S. court or arbitrator, or any self-regulatory organization (including the NASDAQ Stock Market LLC).

“Incremental Notes” has the meaning set forth in Section 10.03 of this Agreement.

“Initial Exchange Deadline” means the date that is twenty (20) Business Days from the date of the launch of the Exchange Offer or any other date specified in the Registration Statement as the date by which consents by Noteholders are due; provided, that, the Initial Exchange Deadline may be extended by the Company Parties (a) as required by Rule 14e-1 of the Securities Exchange Act of 1934, as amended, (b) in the sole discretion of the Company Parties, for ten (10) additional Business Days, and (c) solely to the extent the Registration Statement remains subject to outstanding SEC comments or review, such additional time as may be necessary for the SEC to declare the Registration Statement effective; provided that the Company shall use reasonable best efforts to resolve any outstanding SEC comments in order to enable the Registration Statement to be declared effective as promptly as possible; provided, however, that any further extension of the Initial Exchange Deadline shall require the consent of the Required Consenting Noteholders; provided, further, that the Initial Exchange Deadline shall not be later than the Outside Date.

“Insolvency Proceeding” means any corporation action or case or petition seeking bankruptcy, including a proceeding under chapter 11 of title 11 of the U.S. Code, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect with respect to any of the Company Parties.

“Intercreditor Agreement” means that certain Intercreditor Agreement, by and between ACF FINCO I LP, in its capacities as administrative agent and collateral agent for the financial institutions, lenders and investors party from time to time to the ABL Credit Agreement (as defined therein), the collateral agent under the First-Out Notes Indenture, the collateral agent under the Second-Out Notes Indenture, and acknowledged and agreed to by the Credit Parties (as defined therein) (as amended, restated, amended and restated, further supplemented, or otherwise modified from time to time), substantially in the form attached hereto as Exhibit J.

“Joinder” means a form of the joinder agreement executed prior to launch of the Exchange Offer, providing, among other things, that a joinder party is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit C.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction or self‑regulatory authority (including any supra national bodies such as the European Union or the European Central Bank).

“Material Adverse Effect” means any matter, event, circumstance, change, development, occurrence or state of facts (each, an “Effect”) that has had, or would reasonably be expected to have, individually or in the aggregate, as reasonably determined by the Required Consenting Noteholders, a material adverse effect on: (a)  business, results of operations, finances or condition (financial or otherwise) of (i) the Company and/or (ii) the Company Parties, taken as a whole; or (b) the ability of the Company to consummate the Restructuring Transactions or perform its obligations under this Agreement; except that, solely in the case of clause (a), such Effect results from, arises out of, or is attributable to the following (either alone or in combination) (i) general business or economic conditions affecting the industry in which the Company and its subsidiaries operate, (ii) national or international political or social conditions, including the engagement by any Governmental Body in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military, cyber, or terrorist attack upon any Governmental Body, (iii) any fire, flood, hurricane, earthquake, tornado, windstorm, other calamity or act of God, global or national health concern, epidemic, pandemic (whether or not declared as such by any Governmental Body), viral outbreak, or any quarantine or trade restrictions or travel restrictions, or guidelines of any Governmental Body related thereto, (iv) financial, banking, or securities markets (including (A) any disruption of any of the foregoing markets, (B) any change in currency exchange rates or tariff policy, and (C) any increased cost, or decreased availability, of capital or pricing or terms related to any financing for the transactions contemplated by this Agreement), (v) (A) the taking of any action required by this Agreement or at the request of the Consenting Noteholders, (B) the failure to take any action if such action is prohibited by this Agreement, or (C) the negotiation, announcement, or pendency of this Agreement or the transactions contemplated hereby or the identity, nature, or ownership of any of the Consenting Noteholders, including the impact thereof on the relationships, contractual, or otherwise, of the business of the Company or any of its subsidiaries with employees, customers, lessors, suppliers, vendors, or other commercial partners, (vi) changes in GAAP, (vii) to the extent directly related to any action taken by any Consenting Noteholders or its Affiliates in breach of this Agreement, (viii) the commencement or pendency of the UK Proceeding; provided, however, that with respect to clauses (i)–(v), such Effects will not be excluded to the extent such Effects disproportionately affect the Company and its subsidiaries, taken as a whole, as compared to other participants in the industries and/or geographies in which the Company and its subsidiaries operate.

“Milestone” has the meaning set forth in Section 5 of this Agreement.

“Mutual Release Agreement” means the agreement to be entered into by and among the Company Parties and the Consenting Noteholders on the Closing Date, which agreement effectuates the absolute and unconditional mutual release and discharge from any and all Claims or Causes of Action whatsoever against the signatories thereto, in form and substance substantially similar to the form attached hereto as Exhibit G.

“New Money Financing” means the offer and sale of $32.5 million aggregate principal amount of First Out Notes (the “Aggregate New Money Offering”), for an aggregate cash consideration equal to 100% of the face amount of the First-Out Notes so sold, comprising (x) an amount of First Out Notes that shall be offered to the Noteholders (other than the Consenting Noteholders) pursuant to the Registration Statement on a pro rata basis (based on the face amount of their respective Unsecured Notes) equal to the Aggregate New Money Offering, less the amount of First-Out Notes (other than the Backstop Premium) described in clause (y) of this definition, and (y) such amount of First-Out Notes as the Consenting Noteholders shall acquire pursuant to Section 6.02 of the Agreement, or in each case, pursuant to the UK Proceeding.

“New Notes Term Sheet” means the Summary of Principal Terms and Conditions attached hereto as Exhibit E.

“New Stock Investment” means for each Noteholder who purchases First-Out Notes in the New Money Financing, an amount of Common Stock equal to 5.0% in value of the amount of such New Money Financing provided by them , the price of such Common Stock to be determined based on the average of the Daily VWAPs for the thirty (30) consecutive Trading Days immediately prior to the date hereof.

“New Warrants” has the meaning ascribed to it in the Restructuring Term Sheet.

“Noteholder Claims” means any Claim held by a Consenting Noteholder against any Company Party or any Company Released Party (as defined in the Mutual Release Agreement), including the Notes Claims.

“Noteholder” means a “Holder” as defined in the Notes Indenture.

“Notes Claims” means any Claim on account of the Unsecured Notes.

“Notes Indenture” means the indenture, dated as of November 8, 2021, as supplemented by a First Supplemental Indenture dated November 8, 2021, in each case, between Fossil Group, Inc. as borrower, and Bank of New York Mellon, N.A., as trustee, (as amended, restated, amended and restated, further supplemented, or otherwise modified from time to time).

“Out-of-Court Restructuring” has the meaning set forth in the recitals to this Agreement.

“Out-of-Court Threshold” has the meaning set forth in Section 2(a)(i) of this Agreement.

“Outside Date” means (i) if the Out-of-Court Threshold has been satisfied or otherwise waived in accordance with this Agreement at or prior to the Initial Exchange Deadline, October 30, 2025, and (ii) if, by the Initial Exchange Deadline, the UK Proceeding Trigger Event has occurred, December 30, 2025.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted Transfer” has the meaning set forth in Section 10.01 of this Agreement.

“Practice Statement Letter” means the letter to be sent to all creditors in the UK Proceeding informing them of the proposed UK Proceeding.

“Private Exchange” means (x) the acquisition by the Consenting Noteholders of First-Out Notes and New Stock Investment in relation thereto pursuant to Section 6.02 of this Agreement and (y) the exchange by the Consenting Noteholders pursuant to Section 6.01(a)(xi) of this Agreement of Unsecured Notes for First-Out Notes at 100% of the face amount of its Unsecured Notes plus accrued and unpaid interest and their pro rata portion of the New Warrants or pursuant to Section 10.03 of this Agreement.

“Private Exchange Securities” means securities of the Company issued pursuant to the Private Exchange.

“Public Announcement” has the meaning set forth in Section 8.01(m) of this Agreement.

“Public Disclosure” has the meaning set forth in Section 16.20 of this Agreement.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public, the syndicated loan market, the high yield bond market, or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Claims against the Company Parties, or enter with customers into long and short positions in Claims against the Company Parties, in its capacity as a dealer or market maker in such Claims and (b) is, in fact, regularly in the business of making a market in Claims against issuers or borrowers (including term loans, or debt or equity securities).

“Registration Statement Filing Date” means the date on which the Registration Statement is first filed with the Securities and Exchange Commission.

“Registration Statement” means the Registration Statement on one or more appropriate forms to be filed with the SEC detailing the Exchange Offer and registering the First-Out Notes, Second-Out Notes and Common Stock to be issued pursuant thereto (other than the First-Out Notes, Second-Out Notes (if any) and/or Common Stock in the Private Exchange).

“Related Party” means with respect to any Party, such party’s  (a) predecessors, affiliates, successors and assigns, subsidiaries, managed accounts or funds, present and former shareholders, direct and indirect owners, and (b) all of their respective current and former officers, directors, principals, members, partners, general partners, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, managed companies, fund advisors and other professionals.

“Required Consenting Noteholders” means, as of the relevant date, Consenting Noteholders holding at least 50.01% of the aggregate principal amount of Unsecured Notes held by Consenting Noteholders.

“Restructuring Expenses” means the reasonable and documented fees, costs, and out‑of‑pocket expenses of the Consenting Noteholder Advisor to be reimbursed by the Company in accordance with the Consenting Noteholder Expense Reimbursement Letter.

“Restructuring Implementation Deed” means the restructuring implementation deed to be entered into following the grant of the Sanction Order between, among others, the Company and the Consenting Noteholders which agreement facilitates the implementation of the Restructuring Transaction through a UK Proceeding.

“Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Restructuring Transactions” has the meaning set forth in the recitals to this Agreement.

“Rules” means Rule 501(a)(1), (2), (3), (7), (8), (9), (12), and (13) of Regulation D under the Securities Act.

“Sanction Hearing” means the hearing before the English Court to determine whether the English Court should sanction the UK Proceeding.

“Sanction Order” means an order of the English Court sanctioning the UK Proceeding.

“Sanctioned Country” means a country or territory that is subject to comprehensive, country-wide or territory-wide Sanctions Legislation, or whose government is targeted by Sanctions Legislation.

“Sanctioned Person” means any person: (a) that is listed on any Sanctions List, or is otherwise the target of any Sanctions Legislation (including, without limitation, by reason of ownership, control or agency (as such terms are defined by the relevant Sanctions Legislation or Sanctions Authority) of or over any person listed on a Sanctions List); (b) located or ordinarily resident in or organised under the laws of any Sanctioned Country; or (c) with which any Party is prohibited from dealing or otherwise engaging pursuant to any Sanctions Legislation in any transaction contemplated by the terms of the Restructuring Transactions.

“Sanctions Authority” means: (a) the United States of America government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State or Commerce); (b) the United Nations Security Council; (c) the European Union or any member state thereof which has jurisdiction, or any governmental authority of the same; or (d) the United Kingdom (or any governmental authority of the same, including, without limitation, in respect of the United Kingdom, His Majesty’s Treasury and the Department for International Trade).

“Sanctions Legislation” means economic or financial sanctions, laws, regulations or trade embargoes or similar measures implemented, administered or enforced by any Sanctions Authority.

“Sanctions List” means any of the lists of specifically designated persons or entities (or equivalent) maintained by a Sanctions Authority, each as amended, supplemented or substituted from time to time.

“SEC” means the Securities and Exchange Commission.

“Second-Out Notes Indenture” has the meaning set forth in the New Notes Term Sheet.

“Second-Out Notes” means the 7.500% Second-Out Senior Secured Notes due 2029 to be issued pursuant to the Second-Out Notes Indenture in connection with the Exchange Transaction or UK Proceeding, as applicable.

“Second Supplemental Indenture” means the supplemental indenture to the Notes Indenture, to be entered into by between Fossil Group, Inc. as borrower, and Bank of New York Mellon, N.A., as trustee, substantially in the form attached hereto as Exhibit K.

“Securities Act” means the Securities Act of 1933, as amended.

“Supplemental Indentures” means the Second Supplemental Indenture and Third Supplemental Indenture.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 13.01, 13.02, 13.03, or 13.04.

“Third Supplemental Indenture” means the supplemental indenture to the Notes Indenture, to be entered into by between Fossil Group, Inc. as borrower, and Bank of New York Mellon, N.A., as trustee, substantially in the form attached hereto as Exhibit H-1 or H-2, as applicable.

“Trading Day” means any day on which trading in Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed. A Trading Day will not include after-hours trading or any other trading outside of the regular trading session of 9:30 a.m. to 4:00 p.m. New York City Time.

“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit B.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hedge, hypothecate, participate, donate, novate, charge or otherwise encumber or grant an option or create a trust over or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions), including of any interest (including the granting of any proxies, depositing into a voting trust, entering into a voting agreement, or similar transactions).

“Trustee” means Bank of New York Mellon, N.A., in its capacity as Trustee under the Notes Indenture, including any successors thereto.

“UK Proceeding” means the proceedings initiated in the English Court by Fossil UK pursuant to either Part 26 or Part 26A of the Companies Act 2006 of England and Wales.

“UK Proceeding Document” means the document setting out the terms and conditions of the UK Proceeding to be approved by the requisite majorities of creditors in the UK Proceeding as specified in the Companies Act 2006 of England and Wales.

“UK Proceeding Meeting” means one or more meetings of creditors of the UK Proceeding to vote on the UK Proceeding, convened pursuant to an order of the English Court (including any adjourned meeting).

“UK Proceeding Transaction Documents” means, in relation to the UK Proceeding, the Practice Statement Letter, the Explanatory Statement, the UK Proceeding Document and the Sanction Order.

“UK Proceeding Trigger Event” has the meaning set forth in Section 2(a)(ii) of this Agreement.

“Unelected Commitments” means the aggregate principal amount of unpurchased First-Out Notes pursuant to clause (ii) of the definition of Exchange Transactions in the New Money Financing.

“Unsecured Notes” means the 7.00% Senior Notes due 2026 issued pursuant to the Notes Indenture.

1.02.    Interpretation.  For purposes of this Agreement:

(a)      in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b)      capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c)      unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d)       unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time; provided, that, any capitalized terms herein which are defined with reference to another agreement are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(e)       unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(f)      the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g)      captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h)      references to “shareholders,” “directors,” or “officers” shall also include “members” or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(i)        the use of “include” or “including” is without limitation, whether stated or not;

(j)        the word “or” shall not be exclusive;

(k)     any reference to a “Party” or any other person shall be construed so as to include its successors in title, permitted assignees, and permitted transferees;

(l)       “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(m)     a “person” includes any individual, firm, company, corporation, unincorporated association, government, state or agency of a state or any association, body, trust, joint venture, consortium or partnership (in any case whether or not having separate legal personality);

(n)     a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency or department or of any regulatory, self-regulatory or other authority or organization;

(o)     “shares” or “common stock” includes equivalent ownership interests (and “shareholder” and similar expressions shall be construed accordingly);

(p)      a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(q)       any reference in this Agreement to “$”, “USD” and “dollars” is to the lawful currency of the United States of America; and

(r)      If the Company or a Company Party is required to “ensure” certain things in relation to any other person and the Company or Company Party directly or indirectly owns less than 100%. of the equity in that person, the Company or relevant Company Party shall only be obliged to use commercially reasonable endeavors to ensure such things pursuant to any agreement with the other shareholders or pursuant to any applicable law which requires the consent of the other shareholders.

Section 2.          Form of Restructuring.

(a)       The principal terms of the Restructuring Transactions are set forth in the Restructuring Term Sheet and will be implemented through the Out-of-Court Restructuring and, if necessary, the UK Proceeding, in each case, on terms consistent with this Agreement, including the Restructuring Term Sheet.

(i)        The Restructuring Transactions shall be implemented through the Out‑of‑Court Restructuring (without the UK Proceeding) if holders of at least 90% of the outstanding principal amount of the Unsecured Notes (the “Out-of-Court Threshold”) shall, by the Initial Exchange Deadline, either (A) have become party to this Agreement or (B) have validly tendered (and not validly withdrawn) their Unsecured Notes in connection with the Exchange Transaction.  The Company Parties may waive or modify the Out‑of‑Court Threshold with the prior written consent of the Required Consenting Noteholders (email through Consenting Noteholder Advisor being sufficient).

(ii)      If the Out-of-Court Threshold has not been satisfied or waived in accordance with this Agreement by the Initial Exchange Deadline (the “UK Proceeding Trigger Event”), then the Company Parties shall commence or continue the steps to implement a UK Proceeding on terms consistent with this Agreement and the Restructuring Term Sheet.

(b)     The Restructuring Term Sheet is expressly incorporated herein by reference and made part of this Agreement as if fully set forth herein.  The Restructuring Term Sheet sets forth certain material terms and conditions of the Restructuring Transactions.  Notwithstanding anything else in this Agreement to the contrary, in the event of any inconsistency between this Agreement and the Restructuring Term Sheet, this Agreement shall control.

Section 3.        Effectiveness of this Agreement.  This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Standard Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:

(a)       each Company Party that, as of the date of execution of the ABL Credit Agreement, has granted collateral pursuant to the ABL Credit Facility, shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties;

(b)    holders of at least 50.1% of the aggregate outstanding principal amount of Unsecured Notes shall have executed and delivered counterpart signature pages of this Agreement to the Company Parties; and

(c)       the Company shall have paid, or caused to be paid, all Restructuring Expenses for which an invoice has been received by the Company not less than one (1) Business Day prior to the Agreement Effective Date.

Section 4.          Definitive Documents and Implementation.

4.01.  The definitive documents and agreements related to or otherwise utilized to implement, effectuate, or govern the Restructuring Transactions (collectively, the “Definitive Documents”) shall consist of the following:

(a)      all documents governing or necessary to implement the Out-of-Court Restructuring (if applicable), including, but  not limited to, the Registration Statement, the First-Out Notes Indenture, the Second-Out Notes Indenture, the Intercreditor Agreement, the New Warrants, any subscription agreements, documentation implementing the Consent Solicitation, exchange agreements, and attendant debt documents, including any necessary security or intercreditor documents and amendments to the Notes Indenture, or other loan documents, as applicable;

(b)      if the UK Proceeding Trigger Event has occurred, all documents governing or necessary to implement the UK Proceeding, including, but not limited to, the UK Proceeding Transaction Documents, any Registration Statement, the First-Out Notes Indenture, the Second-Out Notes Indenture, the Intercreditor Agreement, any subscription agreements, documentation implementing the Consent Solicitation, exchange agreements, and attendant debt documents, including any necessary security or intercreditor documents and amendments to the Notes Indenture, or other loan documents, as applicable;

(c)       the Mutual Release Agreement; and

(d)     any amendments, supplements, exhibits, schedules, appendices, or modifications to any of the foregoing in (a) through (c) and any related notes, certificates, agreements, and instruments (as applicable), in each case, containing terms and conditions materially consistent with the Restructuring Term Sheet and otherwise in form and substance acceptable to the Company Parties and the Consenting Noteholders.

4.02.   Unless otherwise agreed in writing between the relevant Company Parties and the Required Consenting Noteholders (email through counsel being sufficient), the Definitive Documents relating to the Out-of-Court Restructuring and the UK Proceeding Transaction Documents not executed or in a form attached to this Agreement as of the Execution Date (a) remain subject to negotiation in good faith, (b) shall be consistent in all material respects with, and shall contain, the terms and conditions set forth in this Agreement and the Restructuring Term Sheet, and (c) shall otherwise be in a form and substance reasonably acceptable to the Company Parties and to the Required Consenting Noteholders (including any amendment, modification, supplement, or waiver of any terms thereof).  Upon completion, the Definitive Documents and every other document, deed, agreement, indenture, filing, notification, form, letter or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with Section 14.

4.03.   The Restructuring Transactions shall be implemented: (a) in the case of the Out‑of-Court Restructuring, pursuant to the Definitive Documents in the order set out in Exhibit I, and (b) in the case of the UK Proceeding, in accordance with the UK Proceeding Transaction Documents, the Restructuring Implementation Deed, and any documents ancillary thereto.

Section 5.          Milestones.

The following Milestones shall apply to this Agreement unless extended or waived in writing (email through counsel being sufficient) by the Required Consenting Noteholders (acting reasonably) (each of the following, a “Milestone” and collectively, the “Milestones”); provided, that, if any such Milestone falls on a date which is not a Business Day, such Milestone shall be automatically extended to the first Business Day thereafter:

(a)     if the Out-of-Court Threshold has been satisfied or otherwise waived in accordance with this Agreement at or prior to the Initial Exchange Deadline, then the Restructuring Transactions shall have closed by the Outside Date; and

(b)     if, by the Initial Exchange Deadline, the UK Proceeding Trigger Event has occurred, then in relation to the UK Proceeding, (i) the Convening Hearing shall have occurred no later than November 15, 2025; and (ii) the Sanction Hearing shall have occurred no later than December 30, 2025.

Section 6.          Commitments of the Consenting Noteholders.6.01. Agreement to Support, Forbearance and Waiver

(a)      Agreement to Support. During the Agreement Effective Period, each Consenting Noteholder agrees, severally, and neither jointly, nor jointly or severally, without creating any obligation to incur any out‑of‑pocket costs that are not Restructuring Expenses payable under this Agreement by the Company, and subject to the conditions of this Agreement and the Restructuring Term Sheet and to the extent permitted by Law, to use commercially reasonable efforts to:

(i)          support the Restructuring Transactions, act in good faith and take any and all actions or steps, or cause to be taken all actions or steps, reasonably necessary to consummate the Restructuring Transactions in a manner consistent with this Agreement, as promptly as practicable, and in no event later than the Outside Date, including, without limitation, by:

a.       taking any reasonable action contemplated by this Agreement and the Restructuring Term Sheet to facilitate implementation and consummation of the Restructuring Transactions;

b.           refraining from taking any actions inconsistent with, and not failing or omitting to take any action that is required by, this Agreement; and

c.           instructing the Trustee to take all necessary or required actions to implement the Restructuring Transactions on terms consistent in all material respects with the Restructuring Term Sheet.

(ii)            validly and timely submit (including causing its nominee or custodian, if applicable, on behalf of itself and the accounts, funds, or affiliates for which it is acting as investment advisor, sub-advisor, or manager to validly and timely deliver and not withdraw), any approvals, consents, waivers, proxies, signature pages, tenders, instructions or directions to agents, ballots, and/or other means of voting or participating in the Restructuring Transactions with respect to all of its Notes Claims now owned or hereafter acquired by such Consenting Noteholder (or for which such Consenting Noteholder serves as the nominee, investment manager, or advisor for holders thereof), including in relation to the Consent Solicitation;

(iii)         not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended or revoked) any approval, consent, waiver, proxy, signature page, tender, instruction, direction, ballot, vote, election and/or other means of voting or participating in the Restructuring Transactions referred to in the immediately preceding clause (i) or (ii);

(iv)            as to the Backstop Parties, provide the Backstop Commitment in accordance with Section 6.02 of this Agreement;

(v)          cooperate with the Company Parties and use commercially reasonable efforts to obtain, as applicable, any and all reasonably required federal, state, local, and foreign governmental, regulatory, and/or third‑party approvals for the Restructuring Transactions;

(vi)             to the extent not prohibited by applicable Law, as soon as reasonably practicable, promptly notify the Company Parties in writing of any material governmental or third‑party complaints, litigations, investigations, or hearings (or written communications indicating that the same may be contemplated or threatened) of which such Consenting Noteholder has knowledge of with respect to the Restructuring Transactions;

(vii)         upon reasonable request by Company Parties or their advisors, as soon as reasonably practicable, promptly provide details regarding the aggregate principal amount of each Consenting Noteholder’s Notes Claims, on an issuance-by-issuance basis as of the date of such request, which information shall be kept confidential by the Company Parties;

(viii)        if the UK Proceeding is commenced in accordance with this Agreement, (A) attend each relevant UK Proceeding Meeting (or adjournment thereof) in person or by proxy and exercise and cast all of its votes in respect of its Unsecured Notes in favor of the UK Proceeding and any amendment or modification to such UK Proceeding made in accordance with the terms of this Agreement (and not change, withdraw, amend, or revoke such vote or cause or direct such vote to be changed, withdrawn, amended, or revoked), (B) oppose (or instruct its counsel to oppose) any proposal to adjourn any meeting of creditors, (C) oppose (or instruct its counsel to oppose) any amendment or modification of the UK Proceeding that will or is likely to materially adversely affect or conflict in any material respect with the terms of the Restructuring Transactions or their implementation; (D) if applicable and if required by the English Court or if reasonably requested by the Company Parties, enter an appearance formally in connection with the UK Proceeding or be joined formally to the UK Proceeding; and (E) support the Company Parties in opposing (1) any litigation commenced or (2) any application, motion, pleading, or other document filed in the UK Proceeding, by any party or persons objecting to the Restructuring Transactions or the UK Proceeding;

(ix)             if the UK Proceeding is commenced in accordance with this Agreement, give any notice, order, instruction, or direction to the Trustee reasonably necessary to give effect to the Restructuring Transactions;

(x)             on a timely basis, negotiate in good faith and execute and implement the Definitive Documents and delivery any other document, notice, confirmation, consent, order, instruction or direction, announcement, which in each case, is consistent with and may be necessary to support, facilitate, implement or otherwise give effect to the Restructuring Transactions; and

(xi)         will tender their Unsecured Notes for exchange in the Private Exchange and will provide any reasonably required document in connection with the foregoing pursuant to the Exchange Transaction.

(b)       Temporary Forbearance. During the Agreement Effective Period, each Consenting Noteholder agrees, without creating any obligation to incur any out‑of‑pocket costs that are not Restructuring Expenses payable under this Agreement by the Company, in respect of all of its Noteholder Claims, that it shall not directly or indirectly, and shall not direct or encourage any of its Affiliates or any third party to, directly or indirectly:

(i)            object to, delay, impede, or take any other action (including by directing or encouraging any other Entity to take any action) to interfere or that would be inconsistent with acceptance, implementation, or consummation of the Restructuring Transactions;

(ii)             (A) propose, file, seek, solicit, support, or vote for any Alternative Restructuring Transaction; and (B) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Entity to do or seek any Alternative Restructuring Transaction;

(iii)          file any application, motion, pleading, or other document with the English Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is materially inconsistent with this Agreement or the UK Proceeding;

(iv)            initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the UK Proceeding, this Agreement, or the other Restructuring Transactions contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement;

(v)           exercise, or direct any other Entity to exercise, any right or remedy for the enforcement, acceleration, collection, or recovery of any Noteholder Claims; or

(vi)           object to, delay, impede, or take any other action (including by directing or encouraging any other Entity to take any action) to interfere with the Company Parties’ ownership and possession of their assets, wherever located.

In reliance upon the Company Parties’ representations, acknowledgments, agreements and warranties herein contained, upon the occurrence of effectiveness of this Agreement, the Consenting Noteholders agree that in the event any Default or Event of Default occurs under Section 5.02 of the Notes Indenture during the Agreement Effective Period arising solely as a result of the implementation of the Restructuring Transactions (including the UK Proceeding) in accordance with this Agreement and the Restructuring Term Sheet, the Consenting Noteholders shall forbear (and shall instruct the Trustee to forbear, without the requirement to incur any indemnity), without creating any obligation to incur any out‑of‑pocket costs that are not Restructuring Expenses payable under this Agreement by the Company, from exercising any rights or remedies under the Notes Indenture with respect to any such Default or Event of Default; provided however, that nothing in this paragraph shall (i) constitute a waiver of any Default or Event of Default under the Notes Indenture that does not arise solely from the implementation of the Restructuring Transactions, (ii) limit or otherwise affect any rights or remedies of the Consenting Noteholders with respect to any such other Default or Event of Default under the Notes Indenture, all of which are expressly reserved, or (iii) limit any of the Consenting Noteholders’ rights to enforce any rights or remedies under this Agreement.

6.02.    Backstop Commitment

(a)      Commitments. To provide assurance that the Company Parties receive an aggregate amount of New Money Financing up to $32.5 million in aggregate principal amount, the Backstop Parties hereby commit to:

(i)            participate for their respective pro rata share of the aggregate principal amount of the New Money Financing to purchase First‑Out Notes in connection with the Exchange Transaction, and each Backstop Party confirms that it has obtained final credit or investment (as applicable) committee approval to enter into this Agreement and comply with the provisions relating to its Backstop Commitments; and

(ii)           on the Closing Date, fund (or cause to be funded), and the Company Parties shall be required to accept, New Money Financing in an amount as set forth opposite such Backstop Parties’ name on Schedule 1 hereto, inclusive of the amount in the preceding clause (i), reduced, pro rata, for any amounts elected to be subscribed in the Exchange Offer by Noteholders other than the Backstop Parties, and pursuant to which the Backstop Parties shall be entitled to receive the Backstop Premium (the “Backstop Commitment”).

(b)      For the avoidance of doubt, the obligations of the Backstop Parties under the Backstop Commitment are several and not joint with any other party, and in no event shall any Backstop Party be required to purchase First-Out Notes in an aggregate principal amount in excess of the amounts set forth opposite such Backstop Party’s name on Schedule 1 hereto pursuant to this Backstop Commitment.

(c)      The Company Parties hereby agree to deliver to each Backstop Party a certification executed by an officer of the Company in his, her or their capacity as an officer (on behalf of the Company Parties) (the “Commitment Certificate”) no later than three (3) Business Days prior to the Closing Date, setting forth (i) if there are Unelected Commitments, a true and accurate calculation of the aggregate Unelected Commitments and the amount of New Money Financing such Backstop Party is required to provide pursuant to its Backstop Commitment, or (ii) if there are no Unelected Commitments, the fact that there are no Unelected Commitments.

(d)      Notwithstanding anything in this Agreement to the contrary, the Company Parties and the Backstop Parties may determine to round certain allocations of New Money Financing and make such further adjustments as are mutually agreed between the Company Parties and the Backstop Parties.

(e)      On the Closing Date, the Backstop Parties shall be entitled to receive from the Company (i) the consideration set forth in the Exchange Transaction in connection with funding the New Money Financing, including the New Stock Investment in relation thereto, (ii) the consideration set forth in the Consent Solicitation, and (iii) the Backstop Premium, in each case as set forth in Schedule 2 hereto.

Section 7.          Additional Provisions Regarding the Consenting Noteholders’ Commitments.

Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) affect the ability of any Consenting Noteholder to consult with any other Consenting Noteholder, the Company Parties, or their respective advisors, counsel or other representatives in relation to the Restructuring Transactions; (b) impair or waive the rights of any Consenting Noteholder to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; (c) prevent any Consenting Noteholder from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement; (d) limit the ability of a Consenting Noteholder to purchase, sell, or enter into any transactions regarding the Notes Claims, subject to the terms hereof (including, but not limited to, Section 10); (e) constitute a waiver or amendment of any term or provision of the Notes Indenture or any attendant debt documents, except as expressly contemplated in this Agreement or the Definitive Documents; (f) prevent a Consenting Noteholder from taking any action that is required to comply with applicable Law; (g) prevent a Consenting Noteholder from taking any action that is otherwise consistent with this Agreement or the Restructuring Term Sheet; (h) require any Consenting Noteholder to incur, assume, become liable in respect of or suffer to exist any expenses, liabilities, or other obligations, other than (1) as expressly set forth, required, or agreed to in this Agreement or any other Definitive Document (as applicable), (2) that arise in connection with a breach of this Agreement by such Consenting Noteholder, or (3) costs and expenses that the Company has agreed to reimburse on terms satisfactory to such Consenting Noteholder; (i) if applicable, obligate a Consenting Noteholder to deliver a vote, provide any consent, or tender any Unsecured Notes, to support the Restructuring Transactions from and after the Termination Date; (j) be construed to prevent the Consenting Noteholders from exercising any consent rights or their rights or remedies specifically reserved herein or in the Definitive Documents; or (k) require any Consenting Noteholder to take any action which is prohibited by applicable Law or to waive or forego the benefit of any applicable legal professional privilege.

Section 8.          Commitments of the Company Parties.

8.01.   Affirmative Commitments.  Except as set forth in Section 9, during the Agreement Effective Period, the Company Parties agree to use commercially reasonable efforts to:

(a)      support, act in good faith, and take all steps reasonably necessary to consummate the Restructuring Transactions in accordance with this Agreement;

(b)     to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, take steps reasonably necessary and desirable to address any such impediment;

(c)       obtain and deliver any and all required regulatory and third-party approvals for the Restructuring Transactions;

(d)      negotiate in good faith and timely execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement and the Restructuring Term Sheet once they are in Agreed Form;

(e)       seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent, and to the extent the Company Parties receive any Joinders or Transfer Agreements, as soon as reasonably practicable notify the Consenting Noteholders Advisor of such Joinders or Transfer Agreements via email as set forth in Section 16.11;

(f)      if the UK Proceeding is commenced in accordance with this Agreement, provide the Consenting Noteholder Advisor a reasonable opportunity to review draft copies of the UK Proceeding Transaction Documents;

(g)     consult with the Consenting Noteholders as to the tax structure to be implemented pursuant to the Restructuring Transactions and implement a tax structure that is tax efficient to the Consenting Noteholders and the Company;

(h)      inform, as soon as reasonably practicable, the Consenting Noteholder Advisor in writing (email being sufficient) as soon as reasonably practicable after becoming aware (and in any event within two (2) Business Days after becoming so aware) of: (i) any event or circumstance that has occurred, or that is reasonably likely to occur, that would permit any Party to terminate, or that would result in the termination of, this Agreement; (ii) any matter or circumstance that is, or is reasonably likely to be, an impediment to the implementation or consummation of the Restructuring Transactions; (iii) the threat or commencement of any involuntary Insolvency Proceeding, lawsuit, investigation, hearing, or enforcement action from or by any Entity in respect of any Company Party; (iv) a breach of this Agreement by any Party; (v) any representation or statement made by them under this Agreement which is or proves to have been incorrect or misleading in any respect when made, or (vi) any potential Default or Event of Default other than those arising as a result of implementing the Restructuring Transactions;

(i)       pay in full and in cash all Restructuring Expenses when properly incurred and invoiced in accordance with the relevant engagement letters and/or fee arrangements, and continue to pay such amounts as they come due, and otherwise in accordance with the engagement letters and/or fee arrangements of the Consenting Noteholder Advisor;

(j)      subject to Section 9, actively and timely oppose and object to the efforts of any person seeking in any manner to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions (including, if applicable, the applicable Company Parties’ timely filing of objections or written responses in the UK Proceeding) to the extent such opposition or objection is reasonably necessary or desirable to facilitate implementation of the Restructuring Transactions;

(k)     provide, on a “professional eyes only” basis and subject to any applicable Confidentiality Agreement, the Consenting Noteholders drafts of the Registration Statement, any amendments thereto and any correspondences received from or to be filed with the SEC, in each case with reasonable opportunity to review and provide comments, and to keep the Consenting Noteholders apprised of the status of the Exchange Offer, including participation level and SEC review;

(l)       take all actions required to implement the Exchange Transaction in accordance with the Restructuring Term Sheet and in compliance with the applicable securities laws and regulations, and the rules of the NASDAQ Stock Market LLC;

(m)   (i) deliver drafts to the Consenting Noteholder Advisor of all Company Party press releases, public announcements, or other communications with any news media that constitute disclosure of the existence or terms of this Agreement or any amendment thereto, the UK Proceeding, the Restructuring Transactions, or any settlement or proposed settlement of any material Claims or Causes of Action held by or brought against any Company Party (including, without limitation, any Claims asserted by a governmental entity) to the general public (each, a “Public Announcement”) as soon as reasonably practicable but no later than forty‑eight (48) hours in advance of making any such Public Announcement (it being understood that such period may be shortened by agreement of the Parties to the extent there are exigent circumstances, including if such disclosure is required by law or regulation, following receipt of advice from the Company Parties’ legal advisors); and (ii) consider any reasonable input or comments from the Consenting Noteholder Advisor on each Public Announcement, which advisors shall be authorized to share such Public Announcement with the Consenting Noteholders on a confidential basis;

(n)      following the occurrence of the UK Proceeding Trigger Event, take all reasonable action required to implement the UK Proceeding and ensure that the Milestone in Section 5(b) is met;

(o)      if the Company Parties receive an unsolicited bona fide proposal or expression of interest in undertaking an Alternative Restructuring Transaction the Company Parties shall, within twenty‑four (24) hours of the receipt of such expression of interest, notify the Consenting Noteholder Advisor of the receipt thereof, with such notice to include the material terms thereof, including, without limitation, amount, economic terms, and identities of those providing such proposal or expression of interest;

(p)      give prompt notice (email through counsel being sufficient) to the Consenting Noteholder Advisor within twenty‑four (24) hours if any Company Party or the board of directors, board of managers, or such similar governing body of a Company Party, acting in good faith and after consulting with counsel, determines (i) to pursue, assist in, consent to, vote for, or enter into any agreement regarding any unsolicited Alternative Restructuring Transaction in accordance with Section 9 hereof, or (ii) that proceeding with the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law; and

(q)      except as otherwise expressly set forth in this Agreement, (i) conduct its businesses and operations in the ordinary course in a manner that is consistent with past practices and in material compliance with applicable Law, but taking into account the process being conducted to effectuate the Restructuring Transactions, (ii) maintain its books and records in the ordinary course in a manner that is consistent with past practices, and in compliance with applicable Law, but taking into account the process being conducted to effectuate the Restructuring Transactions, (iii) maintain all insurance policies, or suitable replacements therefor, in full force and effect, in a manner consistent with past practices, and in compliance with applicable Law, and (iv) preserve intact its business organizations and relationships with third parties (including creditors, lessors, licensors, and contract counterparties) and employees in the ordinary course in a manner that is consistent with past practices, and in compliance with all terms and covenants in the Notes Indenture and with applicable Law.

8.02.   Negative Commitments.  Except as set forth in Section 9, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly:

(a)      object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(b)     take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation, and consummation of the Restructuring Transactions described in, this Agreement, or the Definitive Documents;

(c)      (i) seek to waive, amend, or modify any of the Definitive Documents, in a manner that is inconsistent with this Agreement, or (ii) file any UK Proceeding Transaction Documents with the English Court that is inconsistent with this Agreement or seeks authorization to accomplish or effect any of the foregoing;

(d)      (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company or another Company Party, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any shares of the Company’s or a Company Party’s capital stock (other than to another Company Party or pursuant to the Company Parties’ executive compensation plans or long-term incentive plans); (ii) make any loans, advances or capital contributions to, or investments in, any other Person that is not a Company Party and is material to the Company Parties; (iii) make any payment in satisfaction of any existing indebtedness (other than pursuant to the Restructuring Transactions); or

(e)       (i) commence any proceeding or other action that challenges (A) the amount, validity, allowance, character, enforceability, or priority of any Notes Claims of any of the Consenting Noteholders, or (B) the validity or enforceability of any Notes Claims of any of the Consenting Noteholders or (ii) support any Entity in connection with any of the acts described in the foregoing clauses.

8.03.   Commitments of Fossil Group, Inc..  Fossil Group, Inc. shall cause each Company Party granting collateral pursuant to the ABL Credit Facility to become party to this Agreement.

Section 9.         Additional Provisions Regarding Company Parties’ Commitments.9.01.  Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or such similar governing body of a Company Party, after consulting with counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law, regulatory requirement, any order of direction of any relevant court or Governmental Body, its duties to comply with any applicable securities laws or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 9.01 shall not be deemed to constitute a breach of this Agreement; provided, that, the foregoing shall not impede any Party’s termination rights as set forth in Section 13 of this Agreement. The Company shall promptly notify each of the Consenting Noteholders of any such determination within one (1) Business Day following such determination.

9.02.   Notwithstanding anything to the contrary in this Agreement (but subject to Section 9.01), each Company Party and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the rights to: (a) consider, solicit, or develop proposals with respect to Alternative Restructuring Transactions; (b) provide access to non-public information concerning any Company Party to any Entity that (x) the Company Parties may reasonably determine may submit a proposal with respect to an Alternative Restructuring Transaction and (y) has entered into a reasonable and customary Confidentiality Agreement or a reasonable and customary nondisclosure agreement with the Company Party; (c) maintain or continue discussions or negotiations with respect to any Alternative Restructuring Transaction if such Entity, acting in good faith and after consulting with outside counsel, determines that the failure to take such action would be inconsistent with its fiduciary duties or applicable Law; and (d) enter into or continue discussions or negotiations with holders of Claims against a Company Party, any other party in interest, or any other Entity regarding the Restructuring Transactions; provided, however, that the Company Parties shall promptly, and in any event within two (2) Business Days after taking any action described in the foregoing (a) through (d), deliver written notice to the Consenting Noteholders (e‑mail through counsel being sufficient) describing the action taken, including, in the case of clause (b), the execution of any such Confidentiality Agreement or nondisclosure agreement (which notice shall specify the identity of the counterparty and the date of execution).

9.03.   Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement; or (c) require any Company Party to take any action which is prohibited by applicable Law or to waive or forego the benefit of any applicable legal or professional privilege.

Section 10.    Transfer of Securities.10.01.  During the Agreement Effective Period, no Consenting Noteholder shall Transfer any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Notes Claims to any Affiliated or non-Affiliated party, including any party in which it may hold a direct or indirect beneficial interest; provided, that, a Consenting Noteholder may Transfer any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Notes Claims to any Affiliated or non-Affiliated party, including any party in which it may hold a direct or indirect beneficial interest, if (and such Transfer fulfilling the requirements of this Section 10.01, a “Permitted Transfer”):

(a)       in the case of any Notes Claims, the authorized transferee is either: (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as described in the Rules), (iii) not a “U.S. person” (as defined in Rule 902(k) of Regulation S under the Securities Act), and is acquiring such Notes Claims in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act and not participating on behalf of, or on account of, a “U.S. person,” or (iv) a Consenting Noteholder, and in each such case, has provided evidence reasonably satisfactory to the Company that the transferee was not solicited in any manner that is inconsistent with the transferee’s participation in a private exchange; and

(b)      either (i) the transferee executes and delivers to counsel to the Company Parties, before the effectiveness of the proposed Transfer, a Transfer Agreement and agrees to be bound by all of the terms of this Agreement applicable to a Consenting Noteholder (including with respect to all the Note Claims the transferee may then or subsequently own or control) or (ii) the transferee is a Consenting Noteholder and the transferee provides written notice of such Transfer (including the amount and type of Notes Claim Transferred) and the Consenting Noteholders’ resulting aggregate holdings in the Unsecured Notes to counsel to the Company Parties at or before the time of the proposed Transfer, but in no event later than one (1) Business Day after such acquisition.

10.02.  Upon compliance with the requirements of Section 10.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Notes Claims.  Any Transfer in violation of Section 10.01 shall be void ab initio.

10.03.  The Consenting Noteholders shall be entitled to exchange Unsecured Notes that they may acquire from time to time on or after the Registration Statement Filing Date and prior to the Expiration Date (as defined in the Registration Statement) in exchange for additional First-Out Notes (such Unsecured Notes, “Incremental Notes”) pursuant to the Private Exchange and the terms of this Agreement; provided, however, that (a) such Incremental Notes shall automatically and immediately upon acquisition by a Consenting Noteholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or the Consenting Noteholder Advisor) and (b) such Consenting Noteholder must provide notice of such acquisition (including the amount of the Unsecured Notes acquired) to counsel to the Company Parties and the remaining Consenting Noteholders as soon as practicable. To the extent any Incremental Notes have been acquired, the Company Parties shall update Schedule 3 to reflect such Incremental Notes, and shall deliver the updated Schedule 3 to the Consenting Noteholder Advisor within three (3) Business Days of receipt of notice or such acquisition.

10.04.  From and after the Closing Date, the Consenting Noteholders shall be entitled to exchange Unsecured Notes that they may acquire in exchange for additional First-Out Notes at a premium equal to 5.0% above the purchase price of such Unsecured Notes, expressed as a percentage of the face amount of such Unsecured Notes; provided, however, that (i) in no event shall the exchange price exceed 100% of the face amount of the Unsecured Notes being exchanged, and (ii) if any Unsecured Notes are acquired at a price greater than 95% of their face amount, the premium shall be reduced accordingly such that the total exchange price does not exceed 100% of the face amount of the Unsecured Notes. Upon the purchase of any Unsecured Notes on or after the Closing Date, such Consenting Noteholder shall provide notice of such acquisition (including the amount of Unsecured Notes acquired and the purchase price) to counsel to the Company Parties as soon as practicable.

10.05.  This Section 10 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Noteholder to Transfer any of its Notes Claims.  Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, including any cleansing obligations contained therein, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.

10.06.  Notwithstanding anything to the contrary in this Section 10, the restrictions on Transfer set forth in this Section 10 shall not apply to the grant of any liens or encumbrances (i) on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests or (ii) in favor of any lender, noteholder, agent or trustee to secure obligations under indebtedness issued or held by a managed fund or account, including any collateralized loan obligation or collateralized debt obligation.

10.07. Notwithstanding anything to the contrary herein, (i) a Qualified Marketmaker that acquires any Unsecured Notes subject to this Agreement held by a Consenting Noteholder, with the purpose and intent of acting as a Qualified Marketmaker for such Unsecured Notes, shall not be required to execute and deliver a Joinder in respect of such Unsecured Notes if such Qualified Marketmaker transfers such Unsecured Notes (by purchase, sale, assignment, or other similar means) to a transferee pursuant to a Permitted Transfer within five (5) Business Days after the Qualified Marketmaker acquires such Unsecured Notes; provided, that, a Qualified Marketmaker’s failure to comply with this Section 10.07 shall result in the Transfer of such Unsecured Notes to such Qualified Marketmaker being deemed void ab initio, and (ii) to the extent any Consenting Noteholder is acting in its capacity as a Qualified Marketmaker, it may transfer any ownership interests in the Unsecured Notes that it acquires from a holder of Unsecured Notes that is not a Consenting Noteholder to a transferee that is not a Consenting Noteholder at the time of such transfer without the requirement that the transfer be a Permitted Transfer.

Section 11.       Representations and Warranties of Consenting Noteholders.  Each Consenting Noteholder severally, and not jointly, represents and warrants that, as of the date such Consenting Noteholder executes and delivers this Agreement, a Joinder, or a Transfer Agreement and as of the Closing Date:

(a)       it is the beneficial or record owner (which shall be deemed to include any unsettled trades) of the face amount of the Unsecured Notes or is the nominee, investment manager, or advisor for beneficial holders of the Unsecured Notes reflected in, and, having made reasonable inquiry, is not (nor are any investment funds, accounts, and other investment vehicles managed by it) the beneficial or record owner of any Unsecured Notes other than those reflected in, such Consenting Noteholder’s signature page to this Agreement, a Joinder, or a Transfer Agreement, as applicable (as may be updated pursuant to Section 10);

(b)      it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Unsecured Notes;

(c)      such Unsecured Notes are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would materially and adversely affect in any way such Consenting Noteholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(d)     it has the full power to vote, approve changes to, and transfer all of its Unsecured Notes referable to it as contemplated by this Agreement subject to applicable Law;

(e)      (i) it is (A) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or (B) an institutional “accredited investor” (as described in the Rules), and (ii) although none of the Parties intends that this Agreement should constitute, and they each believe it does not constitute, an offering of securities, such holder represents, warrants, and acknowledges that (1) it has been furnished with all materials it considers relevant to making an investment decision with respect to any securities acquired by it in connection with the Restructuring Transactions, (2) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in such securities, and the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment, and acknowledges that such investment involves a high degree of risk, (3) any securities acquired by the Consenting Noteholder in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act, (4) it understands that any securities contemplated by this Agreement and any Definitive Document have not been, and are not contemplated to be, registered under the Securities Act, and may not be resold without registration under the Securities Act or pursuant to an exemption from the registration requirements under the Securities Act; and (5) it is not a Sanctioned Person; and

(f)       to the extent such Consenting Noteholder is a Backstop Party, it has, or will have when required to do so, sufficient funds to satisfy its obligations under the Backstop Commitment, and has all the necessary approvals and consents to subscribe for the First-Out Notes up to the value of its Backstop Commitment.

Section 12.       Mutual Representations, Warranties, and Covenants.  Each of the Consenting Noteholders, severally and not jointly, and each of the Company Parties, jointly and severally, as and to the extent applicable, hereby represents, warrants, and covenants to each other, as of the date such Party executed and delivered this Agreement:(a)it is validly existing and in good standing under the Laws of the state of its organization or incorporation, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b)      except as expressly provided in this Agreement, no consent or approval is required by any other Entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement other than (i) those required by the SEC or NASDAQ Stock Market LLC pursuant to the Exchange Transaction; (ii) those required by any applicable state securities or Blue Sky laws, or (iii) those required in connection with the UK Proceeding;

(c)      the entry into and performance by it of the transactions contemplated by this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents;

(d)      except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;

(e)      treat and consistently report the Backstop Premium for U.S. federal income tax purposes (and applicable state and local income tax purposes) as a premium paid to the Consenting Noteholders for the issuance of a put option granted by the Consenting Noteholders. in favor of the Company except as otherwise required by a change in law after the date hereof or upon a contrary final “determination” within the meaning of Section 1313(a) of the Code (and any analogous or similar determination under state or local law). The Company Parties shall not withhold any U.S. federal, state or local taxes on the payment of the Backstop Premium to the Consenting Noteholders, except as otherwise required by a change in law after the date hereof or as a result of the failure by a Consenting Noteholder to provide the Company with a properly executed IRS Form W-9 or appropriate IRS Form W-8, as applicable; and

(f)       except as expressly provided in this Agreement, it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement.

Section 13.       Termination Events.

13.01.  Consenting Noteholder Termination Events.  Any Consenting Noteholder may terminate this Agreement as to itself, and solely with respect to its Unsecured Notes, upon delivering written notice to the Company Parties in accordance with Section 16.11 hereof upon the occurrence of the following events (other than in accordance with the terms of this Agreement):

(a)       the breach in any material respect by a Company Party or other Consenting Noteholder of any of the covenants of the Company Parties or the Consenting Noteholders, as applicable, set forth in this Agreement that remain uncured for ten (10) Business Days after such terminating Consenting Noteholders transmit a written notice in accordance with Section 16.11 hereof detailing any such breach;

(b)       the representations or warranties made by any Company Party will have been untrue in any material respect when made;

(c)      the Definitive Documents and any amendments, modifications, or supplements thereto include terms that are materially inconsistent with this Agreement or the Restructuring Term Sheet and are not otherwise reasonably acceptable to the Required Consenting Noteholders, and such event remains unremedied for a period of five (5) Business Days following the receipt of notice pursuant to Section 16.11 hereof;

(d)      a final, non-appealable ruling or order of a relevant court or Governmental Body, including any regulatory body, that (i) restrains or otherwise prevents the implementation of the Restructuring Transactions; and (ii) is not revoked, reversed, vacated, stayed or dismissed within thirty (30) days of it being made; provided, that, this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(e)       If the UK Proceeding is commenced in accordance with this Agreement, the English Court enters an order denying approval of the UK Proceeding and such order shall not have been reversed, vacated, or stayed within sixty (60) days of entry;

(f)       any Company Party (i) publicly announces, or states in writing to any of the Consenting Noteholders or other holders of Notes Claims (including but not limited to Section 9 hereof), its intention not to support or pursue the Restructuring Transactions; (ii) exercises any right pursuant to Section 9, whether or not it constitutes a breach pursuant to this Agreement; provided that the termination right set forth in clause (ii) of this paragraph shall not apply to any market test conducted by the Company Parties through their advisors prior to the launch of the Exchange Offer; and (iii) breaches any of the covenants, agreements, or obligations set forth in Section 9.02;

(g)      the failure of the Restructuring Transactions to have been consummated by the Outside Date; provided, however, that the Outside Date may be extended with the consent of each of the Company Parties and the Required Consenting Noteholders;

(h)     the board of directors, board of managers, or such similar governing body of any Company Party, acting in good faith and after consulting with counsel, advises the Consenting Noteholders in writing (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law, or (ii) in the exercise of its fiduciary duties, to enter into an Alternative Restructuring Transaction;

(i)     the failure to timely pay in full, when the same becomes due and payable (whether on a scheduled interest payment date, upon acceleration, redemption, or otherwise) any installment of interest owing pursuant to the Notes Indenture;

(j)        subject to Section 6.01(b) herein, the occurrence of an Event of Default under the Notes Indenture;

(k)      the failure to meet a Milestone, which has not been waived or extended in a manner consistent with this Agreement, unless such failure is the result of any act, omission, or delay on the part of a terminating Consenting Noteholder in violation of its obligations under this Agreement;

(l)       the ABL Credit Agreement is amended, restated, supplemented, or otherwise modified in any respect that is adverse to the Noteholders without the prior written consent of the Required Consenting Noteholders;

(m)      if there has occurred, since the date of this Agreement, a Material Adverse Effect; and

(n)      upon the commencement of an involuntary Insolvency Proceeding against any of the Company Parties or the filing for other similar relief in respect of the Company Parties or their debts, or of a substantial part of their assets, under any federal, state or foreign bankruptcy, insolvency, administrative, receivership or similar Law now or hereafter in effect and such involuntary proceeding is not dismissed within thirty (30) days after the filing thereof.

13.02.  Company Party Termination Events.  Any Company Party may terminate this Agreement as to all Parties (other than as set forth in Section 13.02(a), Section 13.02(b), and Section 13.02(h)) upon prior written notice to all Parties in accordance with Section 16.11 hereof upon the occurrence of any of the following events:

(a)       the breach in any material respect by any Consenting Noteholder of any provision set forth in this Agreement or any other agreement to be entered into in connection with the Restructuring Transactions that remains uncured for a period of ten (10) Business Days after the receipt by the Consenting Noteholders of notice of such breach; provided, however, that so long as, as applicable, the non-breaching Consenting Noteholders continue to hold or control at least 50.1% of then outstanding principal amount of Unsecured Notes, such termination shall be effective only with respect to such breaching Consenting Noteholder;

(b)     the representations or warranties made by any Consenting Noteholder will have been untrue in any material respect when made; provided, however, that so long as, as applicable, the non‑breaching Consenting Noteholders continue to hold or control at least 50.01% of then outstanding principal amount of Unsecured Notes, such termination shall be effective only with respect to such breaching Consenting Noteholder;

(c)      the Definitive Documents and any amendments, modifications, or supplements thereto include terms that are materially inconsistent with this Agreement or the Restructuring Term Sheet and are not otherwise reasonably acceptable to the Company, and such event remains unremedied for a period of five (5) Business Days following the receipt of notice pursuant to Section 16.11 hereof;

(d)      the board of directors, board of managers, or such similar governing body of any Company Party, after consulting with counsel, advises the Consenting Noteholders in writing (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, the Company Parties determine to pursue an Alternative Restructuring Transaction;

(e)      a final, non-appealable ruling or order of a relevant court or Governmental Body, including any regulatory body, that (i) restrains or otherwise prevents the implementation of the Restructuring Transactions or a material portion of the Restructuring Transactions; and (ii) is not revoked, reversed, vacated, stayed or dismissed within thirty (30) days of it being made; provided, that, this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(f)      in the event the UK Proceeding is commenced following the UK Proceeding Trigger Event, the English Court enters an order (A) denying approval of the UK Proceeding and such order shall not have been reversed, vacated, or stayed within sixty (60) days of entry; or (B) dismissing the UK Proceeding;

(g)     in the event the UK Proceeding is commenced following the UK Proceeding Trigger Event, any Consenting Noteholder files (or supports the filing of) any application, motion or pleading with the English Court to: (i) dismiss the UK Proceeding; or (ii) that is materially inconsistent with this Agreement and such motion has not been withdrawn or amended within two (2) Business Days of receipt by such Consenting Noteholder of written notice from the Company Party that such motion or pleading is inconsistent with this Agreement; provided, however, that so long as, as applicable, the non-breaching Consenting Noteholders continue to hold or control at least 50.1% of then outstanding principal amount of Unsecured Notes, such termination shall be effective only with respect to such breaching Consenting Noteholder;

(h)     if any Consenting Noteholder publicly announces their intention not to support the Restructuring Transactions in which case the Company can terminate only with respect to such Consenting Noteholder (this Agreement shall otherwise remain in full force and effect with respect to each non-terminating or non-breaching Consenting Noteholder);

(i)       if any Consenting Noteholder holding or controlling at least 50.1% of the outstanding principal amount of Unsecured Notes terminates this Agreement in accordance with Section 13.01 hereof;

(j)       upon the commencement of an involuntary Insolvency Proceeding against any of the Company Parties or the filing for other similar relief in respect of the Company Parties or their debts, or of a substantial part of their assets, under any federal, state, or foreign bankruptcy, insolvency, administrative, receivership, or similar Law now or hereafter in effect and such involuntary proceeding is not dismissed within thirty (30) days after the filing thereof; and

(k)       the Closing Date has not occurred by the Outside Date.

13.03.  Mutual Termination.  This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among the Required Consenting Noteholders and each Company Party.

13.04. Automatic Termination.  This Agreement shall terminate automatically without any further required action or notice immediately after the Closing Date or upon the commencement of a voluntary or involuntary Insolvency Proceeding, except as contemplated by this Agreement.

13.05. Effect of Termination.  Subject to Section 16.17, upon the occurrence of a Termination Date as to a Party in accordance with this Section 13, if the Restructuring Transactions have not yet been consummated, (i) this Agreement shall forthwith become void and of no further force or effect as to such Party and such Party shall, except as provided otherwise in this Agreement, be immediately released from its liabilities, forbearances, obligations, commitments, undertakings, and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law and any applicable agreements, and (ii) any and all Unsecured Notes, consents or ballots tendered or provided by (or on behalf of) a terminating Party and any proxies with respect to Unsecured Notes, consents or ballots given by such Party before such termination shall be deemed, for all purposes, to be null and void and revoked from the first instance without the need for any action on the part of the Consenting Noteholder or any prime broker or custodian thereof and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise, and the Company Parties agree to take all action necessary or reasonably required to allow the Consenting Noteholders to arrange with their prime brokers and custodians to effectuate any such withdrawal, including the reopening or extension of any withdrawal or similar periods in the Exchange Offer and Consent Solicitation; provided, that, in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

13.06. No waiver on termination. If the Restructuring Transactions have not been consummated prior to the date of termination of this Agreement, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, and the Parties expressly reserve any and all of their respective rights. Pursuant to Rule 408 of the Federal Rules of Evidence, without prejudice of the rules under English law and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

Section 14.       Amendments and Waivers.

(a)      This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 14; provided, that, notwithstanding anything to the contrary herein, this Section 14 may not be modified, amended, or supplemented in any manner except with the prior written consent of the Company Parties and each Consenting Noteholder.

(b)      Any proposed modification, amendment, waiver or supplement that does not comply with this Section 14 shall be ineffective and void ab initio.

(c)      This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived in writing by: (a) the Company Parties and (b) Required Consenting Noteholders; provided, however, that any modification or amendment to the definition of (i) “Required Consenting Noteholders” shall also require the written consent of each Consenting Noteholder; provided, further, if the proposed modification, amendment, waiver or supplement has a material, adverse, and disproportionate economic impact as between some Consenting Noteholders and other Consenting Noteholders, then such modification, amendment, waiver or supplement shall require the consent of any such materially, adversely, and disproportionately impacted Consenting Noteholder.

(d)      At any time prior to the Termination Date, the Company Parties, on the one hand, and the Required Consenting Noteholders, on the other, to the extent legally permitted, may (i) extend the time for the performance of any of the obligations of any other Party, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such Party contained herein.

(e)      The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.  All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 15.       Reserved. Miscellaneous.

16.01. Additional Cooperation.  The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Consenting Noteholder, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Consenting Noteholder may reasonably request, including any reasonable cooperation with the Company’s transfer agent and facilitating the delivery of any reasonably requested legal opinions that such transfer agent may require in order to remove the restrictive legends from Private Exchange Securities after the applicable holding period set forth in Rule 144(d) has been satisfied and to the extent required from time to time to enable such Consenting Noteholder to sell Private Exchange Securities without registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC; provided, the Consenting Noteholder has provided all reasonably requested documentation that the Company or its counsel has requested in connection with providing the foregoing under this Section 16.01.  Upon the request of any Consenting Noteholder, the Company will deliver to such Consenting Noteholder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

16.02. Exhibits Incorporated by Reference; Conflicts.  Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules.  In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern.

16.03. Further Assurances.  Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the English Court, from time to time, to effectuate the Restructuring Transactions, as applicable.

16.04. Complete Agreement.  Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.

16.05. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM.  THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  Each of the Parties irrevocably agrees that, other than in connection with implementing the UK Proceeding, any legal action, suit or proceeding arising out of or relating to this Agreement brought by any Party or its successors or assigns shall be brought and determined in any federal or state court in the Borough of Manhattan in the State of New York, and, in the event the Company becomes the subject of any bankruptcy cases under chapter 11 or chapter 15 of title 11 of the United States Code, the presiding bankruptcy court, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement or the Restructuring Transactions. Each of the Parties agrees not to commence any proceeding relating hereto or thereto except in the courts described above, other than proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Other than in connection with implementing the UK Proceeding, each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding arising out of or relating to this Agreement or the UK Proceeding, (i) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the proceeding in any such court is brought in an inconvenient forum, (B) the venue of such proceeding is improper, or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party acknowledges and submits to the jurisdiction of the courts of England and Wales in respect of and for the sole purpose of the UK Proceeding.

16.06.  TRIAL BY JURY WAIVER.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each Party (a) certifies that, as of the Execution Date, no representative, agent, or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 16.06.

16.07.  Execution of Agreement.  This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.  The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by us, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

16.08.  Rules of Construction.  This Agreement is the product of negotiations among the Company Parties and the Consenting Noteholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.  The Company Parties and the Consenting Noteholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

16.09.  Successors and Assigns; Third Parties.  This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable.  There are no third-party beneficiaries under this Agreement, and, except as set forth in Section 10 of this Agreement, the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Entity.

16.10.  Relationship Among the Parties.  It is understood and agreed that no Party to this Agreement has any duty of trust or confidence in any form with any other Party, and, except as provided in this Agreement, there are no agreements, commitments, or undertakings between or among them.  In this regard, it is understood and agreed that any Party to this Agreement may trade in Notes Claims without the consent of the Company Parties, as the case may be, or any other Party, subject to applicable securities laws, the terms of any applicable Confidentiality Agreement or non-disclosure agreement, and the terms of this Agreement; provided, that, no Party shall have any responsibility for any such trading by any other Party by virtue of this Agreement.  No prior history, pattern, or practice of sharing confidence among or between the Parties shall in any way affect or negate this understanding and agreement.

16.11.  Notices.  All notices hereunder shall be deemed given if in writing and delivered, by email, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)          if to a Company Party, to:

Fossil Group, Inc.
901 S. Central Expressway
Richardson, TX 75080
Attn:	Randy Hyne

Email:  ***

with copies to:

Weil, Gotshal & Manges LLP
767 5th Avenue
New York, NY 10153
Attn:	Gary T. Holtzer Sunny Singh Frank Adams Philip L. DiDonato
Email:	gary.holtzer@weil.com sunny.singh@weil.com frank.adams@weil.com philip.didonato@weil.com

and

Weil, Gotshal & Manges LLP
110 Fetter Lane,
London EC4A 1AY, United Kingdom
Attn:	Andrew Wilkinson Gemma Sage
Email:	andrew.wilkinson@weil.com gemma.sage@weil.com

(b)          if to a Consenting Noteholder,

to each Consenting Noteholder at the address or e‑mail addresses set forth below the Consenting Noteholder’s signature page to this Agreement (or to the signature page to any Joinder)

with copies to (which shall not constitute notice):

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attn:	Leonard Klingbaum Sam Badawi Matthew Roose Faiza Rahman
Email:	leonard.klingbaum@ropesgray.com sam.badawi@ropesgray.com matthew.roose@ropesgray.com faiza.rahman@ropesgray.com

Any notice given by delivery, mail, or courier shall be effective when received.

Any notice given by email shall be deemed to have been received at the time it is sent, provided, that, if an email delivery failure notice is received in the sender’s email account within 15 minutes of the sender trying to send it, the notice shall be deemed to have been received at the time the sender tried to send it if the sender also sends the notice to the recipient by hand, registered post or courier within 24 hours of the receipt of the email delivery failure notice.

A communication, consent, notice, amendment, waiver or other document being “in writing” shall include being by email and a reference to such communication, consent, notice, amendment, waiver or other document being given “by” a Party shall include being given on behalf of that Party, including by its legal advisors.

16.12.  Independent Due Diligence and Decision Making.  Each Consenting Noteholder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties.  Each Consenting Noteholder acknowledges and agrees that it is not relying on any representation or warranties other than as set forth in this Agreement.

16.13. Waiver.  If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights.  Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

16.14. Severability and Construction.  If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

16.15.  Remedies Cumulative; Specific Performance.

(a)      All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

(b)      It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the English Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

16.16.  Capacities of Consenting Noteholders.

(a)     Each Consenting Noteholder has entered into this Agreement on account of all Notes Claims that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Notes Claims.  In addition, the Parties understand that the Consenting Noteholders are engaged in a wide range of financial services and businesses.  In furtherance of the foregoing, the Parties acknowledge and agree that, (i) any Affiliates or Related Parties of any Consenting Noteholder (including any separate branch of a Noteholder) shall not be deemed to be a Consenting Noteholder themselves, unless such Affiliate or Related Party has itself signed this Agreement, and (ii) to the extent a Consenting Noteholder expressly indicates on its signature page hereto that it is executing this Agreement on behalf of specific trading desk(s), funds, and/or business group(s) of the Consenting Noteholder, the obligations set forth in this Agreement shall only apply to such trading desk(s), fund(s), and/or business group(s) and shall not apply to any other trading desk, fund, or business group of the Consenting Noteholder, so long as they are not acting at the direction or for the benefit of such Consenting Noteholder, or such Consenting Noteholder’s, investment in the Company Parties.

(b)      Where a Consenting Noteholder enters into or accedes to this Agreement in its capacity as investment manager or investment advisor on behalf of funds or accounts it manages or advises, references in this Agreement to Notes Claims beneficially owned by such Consenting Noteholder shall mean Notes Claims which are (i) beneficially owned by the person that is managed or advised by such Consenting Noteholder, and (ii) subject to the discretionary management and control of the Consenting Noteholder.  For the avoidance of doubt, such references shall not include any Notes Claims or assets that are managed or controlled by other managers, advisors, or fiduciaries, or any portion of assets for which the Consenting Noteholder does not have discretionary authority.

(c)       If, before entering or acceding to this Agreement, a Consenting Noteholder is party to a trade to acquire any Unsecured Notes that has not closed before the time that it enters into or accedes to this Agreement (except for any Unsecured Notes in respect of which that Consenting Noteholder is acting as a Qualified Marketmaker), that Consenting Noteholder shall, to the extent voting powers in relation to such Unsecured Notes have been transferred to it or must otherwise be exercised at its discretion, give such directions and instructions to the lender(s) of record in respect of such commitment as if such Unsecured Noted forms part of its Notes Claims which are subject to this Agreement.

16.17. Survival.  Notwithstanding (i) any Transfer of any Notes Claims in accordance with this Agreement or (ii) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Section 9.01, and any defined terms needed for the interpretation of any such Sections, and the Confidentiality Agreements shall survive such Transfer or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof, and further, the Parties acknowledge and agree that if this Agreement is terminated (including by automatic termination), Section 10.03, Section 10.04, Section 12, Section 16.01 and Section 16.20 shall survive such termination, and any and all releases (i) as approved by the English Court in the UK Proceeding, or (ii) as provided in the Definitive Documents in the case of an Out-of-Court Restructuring, shall remain in full force and effect as, and subject to the occurrence, of the Closing Date.

16.18. Email Consents.  Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 4.02, or otherwise, including a written approval by the Company Parties or the Required Consenting Noteholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including email) between each such counsel without representations or warranties of any kind on behalf of such counsel.

16.19. Representation by Counsel.  Each Party acknowledges that it has had an opportunity to receive information from the Company Parties and that it has been, or has had an opportunity to be, represented by counsel in connection with this Agreement and the transactions contemplated hereby.  Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

16.20. Public Disclosure.  No Party or its advisors shall disclose to any Entity (including for the avoidance of doubt, any other Consenting Noteholder), other than legal, financial, and other advisors to the Company Parties (who are under obligations of confidentiality to the Company Parties with respect to such disclosure, and whose compliance with such obligations the Company Parties shall be responsible for), the principal amount or percentage of the Notes Claims held by any Consenting Noteholder or any of its respective subsidiaries (including, for the avoidance of doubt, any Notes Claims acquired pursuant to any Transfer) or the signature page of such Consenting Noteholder unless (i) the affected Party consents in writing, (ii) such information has been previously publicly disclosed, or (iii) such information is required to be disclosed by applicable Law, rule, regulation, legal, judicial, or administrative process, subpoena, court order, or by a tax authority, governmental, regulatory, self-regulatory, or similar body; provided, however, that the Company Parties shall be permitted to disclose at any time the aggregate principal amount of, and aggregate percentage of, any class of the Notes Claims held by the Consenting Noteholders collectively.  Notwithstanding the foregoing, the Consenting Noteholders hereby consent to the disclosure of the execution, terms, and contents of this Agreement by the Company Parties in the Definitive Documents to the extent required by Law or regulation; provided, however, that (i) if any of the Company Parties determine that it is required to attach a copy of this Agreement, Joinder, or Transfer Agreement to any Definitive Documents or any other filing or similar document relating to the transactions contemplated hereby, to the extent permissible under applicable Law, it will redact such Consenting Noteholders’ name, any reference to or concerning a specific Consenting Noteholder’s holdings of Notes Claims, and such Consenting Noteholder’s signature page and (ii) if disclosure of additional information of any Consenting Noteholders is required by applicable Law, advance notice of the intent to disclose, if permitted by applicable Law, shall be given by the disclosing Party to each Consenting Noteholder (who shall have the right to seek a protective order prior to disclosure).  The Company Parties further agree that such information shall be redacted from “closing sets” or other representations of the fully executed Agreement, Joinder, or Transfer Agreement.  The Company Parties shall, subject to and in accordance with Section 8.01(m) of this Agreement, deliver drafts to the Consenting Noteholders Advisors of any press releases and public documents that constitute disclosure of the existence or terms of this Agreement, the Restructuring Term Sheet, the Restructuring Transactions, or any amendment thereof to the general public (each, a “Public Disclosure”) at least forty-eight (48) hours before making any such disclosure or, if forty-eight (48) hours is not feasible pursuant to applicable law, then such amount of time reasonably feasible pursuant to such applicable law, and will consider in good faith (and subject to and in accordance with Section 8.01(m) of this Agreement) input from the Consenting Noteholders with respect to such Public Disclosure and such Public Disclosure shall be reasonably acceptable to the Consenting Noteholders.  Except as required by law, the Company Parties shall avoid making any public disclosure that would disclose either: (a) the holdings of any Consenting Noteholder (including on the signature pages of the Consenting Noteholders, which shall not be publicly disclosed or filed) or (b) the identity of any Consenting Noteholder, in each case without the prior written consent of such Consenting Noteholder or a final order of a court of competent jurisdiction; provided, however, that notwithstanding anything to the contrary in this Section 16.20, (x) if any disclosure pursuant to this Section 16.20 is required by law, and to the extent reasonably practicable and not otherwise prohibited by law, the Company Parties shall afford the relevant Consenting Noteholders a reasonable opportunity to review and comment in advance of such disclosure, and such Company Parties shall take all reasonable measures to limit such disclosure and (y) the Company Parties shall not be required to keep confidential the aggregate holdings of all Consenting Noteholders, and each Consenting Noteholder hereby consents to the disclosure of the execution of this Agreement by the Company Parties, and the terms and contents hereof, to the Trustee, as applicable, and in any filings required by applicable law or regulation or the rules of any applicable stock exchange or regulatory body.

16.21. Acknowledgement; Obligations Several.  Notwithstanding that this Agreement is being executed by multiple Consenting Noteholders, except where otherwise specified, the agreements, representations, warranties, and the obligations of the Parties under this Agreement are several and neither joint nor joint and several.  No Consenting Noteholder shall be responsible in any way for the performance of the obligations or any breach of any other Consenting Noteholder under this Agreement, and nothing contained herein and no action taken by any Consenting Noteholder pursuant hereto shall be deemed to constitute the Consenting Noteholders as a partnership, an association or a joint venture of any kind, or to create a presumption that (i) the Consenting Noteholders are in any way acting other than in their individual capacities or (ii) any Consenting Noteholder is in any way acting in concert or as a member of a “group” with any other Consenting Noteholder within the meaning of Rule 13d-5 under the Exchange Act.  None of the Consenting Noteholders shall have any fiduciary duty or other duties or responsibilities in any kind or form to each other, the Company Parties or any of the Company’s other lenders, noteholders or stakeholders as a result of this Agreement or the transactions contemplated hereby.  Each Consenting Noteholder acknowledges that no other Consenting Noteholder will be acting as agent of such Consenting Noteholder in connection with monitoring such Consenting Noteholder’s investment or enforcing its rights under this Agreement, the Definitive Documents, or any other documents to be entered into in connection with the consummation of the Restructuring Transactions.  Each Consenting Noteholder acknowledges to each other Consenting Noteholder, that: (a) the Restructuring Transactions described herein are arm’s-length commercial transactions between the Company Parties and the Company Parties’ Affiliates and each Consenting Noteholder; (b) it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; (c) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the Restructuring Transactions contemplated hereby; (d) the Consenting Noteholders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the other Consenting Noteholders, the Company Parties, and the Company Parties’ Affiliates or the Affiliates of other Consenting Noteholders, and the Consenting Noteholders have no obligation to disclose any of such interests to any other Consenting Noteholder or the Affiliates of other Consenting Noteholders; and (e) it is not an insider of the Company. Each Consenting Noteholder acknowledges that it has, independently and without reliance upon any other Consenting Noteholder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and that it has not relied on the credit analysis and decision or due diligence investigation of any other Consenting Noteholder.  The Consenting Noteholders have no agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any shares of common stock or other capital stock of the Company and are not intended to be, and shall not constitute, or be presumed or deemed to be, a “group” for purposes of Section 13(d) of the Exchange Act.  All rights under this Agreement are separately granted to each Consenting Noteholder by the Company Parties and vice versa, and the use of a single document is for the convenience of the Company Parties.  The decision to commit to enter into the transactions contemplated by this Agreement has been made independently.

16.22. FIRPTA.  Following the reasonable written request of a Consenting Noteholder, the Company shall use commercially reasonable efforts to provide, if it is legally able to do so, a certificate to such Consenting Noteholder conforming to the requirements of Treasury Regulations Section 1.897-2(h)(2) stating that the Company is not, and has not been during the applicable period specified in Section 897(c) of the Internal Revenue Code of 1986, as amended (the “Code”), a United States real property holding corporation (within the meaning of Section 897(c)(2) of the Code).

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

FOSSIL GROUP, INC.

By:	/s/ Randy Greben
Name: Randy Greben
Title: Chief Financial Officer

FOSSIL GLOBAL HOLDINGS, INC.

By:	/s/ Randy Greben
Name: Randy Greben
Title: President

FOSSIL STORES I, INC.

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

FOSSIL INTERMEDIATE, INC.

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

FOSSIL TRUST

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

[Signature Page to Transaction Support Agreement]

FOSSIL PARTNERS, L.P.

By: Fossil Group, Inc., its General Partner

By:	/s/ Randy Greben
Name: Randy Greben
Title: Chief Financial Officer

FOSSIL CANADA, INC.

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

FOSSIL (UK) HOLDINGS LTD.

By:	/s/ Sharon L. Dean
Name: Sharon L. Dean
Title: Managing Director

By:	/s/ Patrick L. Turner
Name: Patrick L. Turner
Title: Managing Director

FOSSIL U.K. LTD.

By:	/s/ Sharon L. Dean
Name: Sharon L. Dean
Title: Managing Director

By:	/s/ Patrick L. Turner
Name: Patrick L. Turner
Title: Managing Director

[Signature Page to Transaction Support Agreement]

FOSSIL (UK) GLOBAL SERVICES LTD

By:	/s/ Sharon L. Dean
Name: Sharon L. Dean
Title: Managing Director

By:	/s/ Patrick L. Turner
Name: Patrick L. Turner
Title: Managing Director

[Signature Page to Transaction Support Agreement]

[Consenting Noteholder’s Signature Pages on File with the Company]

[Consenting Noteholder’s Signature Pages on File with the Company]

[Consenting Noteholder’s Signature Pages on File with the Company]

[Consenting Noteholder’s Signature Pages on File with the Company]

[Consenting Noteholder’s Signature Pages on File with the Company]

EXHIBIT A

FOSSIL GROUP, INC.
RESTRUCTURING TERM SHEET

This term sheet (the “Restructuring Term Sheet”) sets forth the principal terms of a proposed restructuring and recapitalization transactions (the “Restructuring Transactions”) of Fossil Group, Inc. (“FGI”), each of its affiliates listed on Exhibit D to the TSA, and Fossil (UK) Global Services Ltd (“Fossil UK” and, together with FGI, the “Company Parties”) that have been negotiated between the Company Parties and the Consenting Noteholders (as defined below).

This Restructuring Term Sheet is not legally binding unless the Agreement Effective Date (as defined in the TSA) has occurred.  This Restructuring Term Sheet does not constitute (nor shall it be construed as) an offer or solicitation with respect to any securities of the Company Parties, it being understood that such an offer or solicitation, if any, only will be made in compliance with applicable provisions of securities and/or other applicable laws.  This Restructuring Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence, without prejudice to the rules under English law, and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions.  This Restructuring Term Sheet and the information contained herein is strictly confidential.  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the TSA.

This Restructuring Term Sheet does not purport to summarize all of the terms, conditions, covenants, and other provisions that may be contained in the fully negotiated and definitive documentation necessary to implement the Restructuring Transactions (as defined below), all of which shall remain subject to internal committee approvals, further discussion and negotiation, including such changes to the structure as are necessary or appropriate to implement a mutually acceptable structure, taking regulatory, tax, accounting and legal considerations into account.

Unless otherwise expressly noted, all amounts in this Restructuring Term Sheet are denominated in U.S. dollars.

Overview
Implementation
The Company Parties and Consenting Noteholders contemplate that the Restructuring Transactions shall be implemented substantially as follows:

(i)     The Company Parties shall enter into the TSA with Noteholders that hold in excess of 50.0% of the aggregate principal amount of the Unsecured Notes (such Noteholders, the “Consenting Noteholders”), which TSA shall reflect the terms of this Restructuring Term Sheet and the support of such Consenting Noteholders for the Restructuring Transactions.

(ii)          The TSA provides that the Restructuring Transactions shall be implemented by means of:
a.    (x) a private placement, comprising  First-Out Notes, the New Warrants (as defined below) and the New Stock Investment (as defined below) (collectively, such securities, including those issued pursuant to the Backstop Commitment and the Backstop Premium and on account of the Consent Solicitation, the “Private Placement”), to the Consenting Noteholders of a portion of the New Money Financing, and (y) an out-of-court private exchange of Unsecured Notes (the “Private Exchange”) in which the Consenting Noteholders will acquire First-Out Notes, in each case as provided in the TSA, and the closing of which shall take place concurrently with, and conditioned on, among other things as set forth in the TSA, the closing of the SEC-registered offerings described in clause (ii)(b) below; and

b.    SEC-registered offerings in which the Company Parties will offer all Noteholders (other than the Consenting Noteholders)  the opportunity (x) to participate for their pro rata portion of the New Money Financing (based on the face amount of each of their respective Unsecured Notes) and New Stock Investment, and (y) to tender Unsecured Notes in exchange for (A) if such holder funds the full amount of its pro rata portion of the New Money Financing, First-Out Notes, and (B) if such holder does not fund the full amount of its pro rata portion of the New Money Financing, the Second-Out Notes, in each case, at 100% of the face amount of its Unsecured Notes plus accrued and unpaid interest in the case of such exchange, (collectively, the Private Exchange and the SEC-registered exchange offer described in this clause (b), the “Exchange Transaction”) [1];

provided that Noteholders who, together with the Consenting Noteholders, represent in the aggregate at least 90% of the outstanding principal amount of the Unsecured Notes (the “Out-of-Court Threshold”) shall, by the Initial Exchange Deadline, have validly tendered and not withdrawn their Unsecured Notes (and the other conditions to the Exchange Transaction set forth in the TSA and Registration Statement are satisfied). If (and only if) Out-of-Court Threshold is satisfied and the Restructuring Transactions are completed as described in this clause (ii), then Noteholders who do not tender their Unsecured Notes (or who have tendered but later withdrawn) will continue to hold such Unsecured Notes, amended (including as to subordination in right of payment to the First-Out Notes and the Second-Out Notes and the New ABL Facility (as defined below)) as provided for in a supplemental indenture substantially in the form attached as Exhibit H-1 to the TSA (the “Third Supplemental Indenture”).

c.    If the Out-of-Court Threshold has not been satisfied or waived in accordance with the TSA at the Initial Exchange Deadline, but consents to the Consent Solicitation are validly given by the Consenting Noteholders with respect to the outstanding principal amount of their Unsecured Notes (the “UK Proceeding Trigger Event”), then the Company Parties shall commence steps to implement the Restructuring Transactions through a proceeding under the UK Companies Act 2006 (a “UK Proceeding”) on terms consistent with the TSA and this Restructuring Term Sheet, in which the Consenting Noteholders and Noteholders other than Consenting Noteholders will receive the same treatment as described in clause (ii) above taking into account any of their participation in the New Money Financing in conjunction with the UK Proceeding (except that Noteholders who do not tender (or have validly withdrawn) their Unsecured Notes in the Exchange Transaction will receive Second-Out Notes in full satisfaction of their Unsecured Notes) and the SEC-registered offerings will be extended accordingly.

d.   With respect to the offers described in clause (ii)(b) above, only conditional offers to buy First-Out Notes may be delivered by Noteholders, and no such tenders of Unsecured Notes for exchange may be accepted, no such conditional offers to buy First-Out Notes may be accepted or confirmed (and no amount of the cash purchase price therefore deposited), and no securities may be issued, and any approvals or consents to the Consent Solicitation Proposals (other than by the Consenting Noteholders) shall be subject to withdrawal rights, until the Registration Statement therefore has been declared effective by the SEC.

1 Subject to rounding convention for issuances of notes less than $25.00 face amount and fractional shares.

2

Closing Date
The date on which the Restructuring Transactions are consummated in accordance with the terms and conditions of the Definitive Documents and, in the case of the UK Proceeding, by order of the English Court, shall be referred to herein as the “Closing Date.”

Current Capital Structure
7.00% Senior Notes due 2026
The Company Parties’ obligations arising under or in connection with the 7.00% Senior Notes due 2026 (the “Unsecured Notes” and the respective holders thereof, from time to time, the “Noteholders”), payable at an interest rate of 7.00% and issued pursuant to that certain Indenture, dated as of November 8, 2021, between FGI as issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (as amended, restated, or modified from time to time, the “Unsecured Notes Indenture”).

Existing ABL Facility
The Company Parties’ obligations arising under or in connection with that certain Credit Agreement, dated as of September 26, 2019, among FGI, Fossil Partners, L.P., as U.S. Borrowers, certain indirect subsidiaries of FGI, as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto (as amended and restated from time to time) (the “Existing ABL Facility”).

3

Treatment of Unsecured Notes
Exchange Transaction / UK Proceeding
In full and final satisfaction, release, and discharge of any claims, rights, and obligations arising from the Unsecured Notes, the Company Parties will offer Noteholders (other than the Consenting Noteholders) the opportunity to:

(i)   participate for a pro rata portion (based on the face amount of each of their respective Unsecured Notes) of the New Money Financing at a purchase price equal to 100% of the face amount of First-Out Notes so purchased; and

(ii)   tender their Unsecured Notes in exchange for:

a.    new First-Out Notes, if such holder funds the full amount of its pro rata portion of the New Money Financing; and

b.    Second-Out Notes, if such holder does not fund the full amount of its pro rata portion of the New Money Financing, in each case, at 100% of the face amount of its Unsecured Notes and accrued and unpaid interest to, but not including, the Closing Date.
On the Closing Date, the Company shall issue warrants (the “New Warrants”) to purchase 3,000,000 shares of Common Stock or prefunded warrants, pro rata (based on amount of notes exchanged into First-Out Notes or Second-Out Notes, irrespective of participation in the New Money Financing) to all exchanging Noteholders (including the Consenting Noteholders). The New Warrants will have an exercise price of $0.50 per share, a term of 30 days, and standard and customary public company anti-dilution protections.
If a UK Proceeding is used to implement the Restructuring Transactions, no Unsecured Notes will remain outstanding after the Closing Date.
Noteholders participating for their pro rata portion of the New Money Financing will also receive an amount of Common Stock determined in accordance with the TSA (the “New Stock Investment”).  The New Money Financing shall be backstopped by the Backstop Parties as, and to the extent set forth in, the TSA.
In connection with the UK Proceeding, Fossil UK will become a guarantor of the Unsecured Notes pursuant to the Second Supplemental Indenture.
In full and final satisfaction, release, and discharge of any claims, rights, and obligations arising from the Unsecured Notes, the Consenting Noteholders will acquire securities in the Private Placement and the Private Exchange as provided in the TSA.

Post-Transaction Capital Structure
First-Out Notes
On the Closing Date, FGI shall issue the new first-out senior secured notes (the “First-Out Notes”) with the terms as substantially set forth in Exhibit E (the “First-Out Notes Terms”), and subject to an Intercreditor Agreement substantially in the form attached as Exhibit J to the TSA (the “Intercreditor Agreement”).

Second-Out Notes
On the Closing Date, FGI shall issue the new second-out senior secured notes (the “Second-Out Notes”) with the terms as substantially set forth in Exhibit E (the “Second-Out Notes Terms”), and subject to the Intercreditor Agreement.

Unsecured Notes
If the Out-of-Court Threshold has been satisfied and a UK Proceeding is not used to implement the Restructuring Transactions, any Unsecured Notes outstanding after the Closing Date shall (among other things) be subordinated in right of payment to the First-Out Notes, the Second-Out Notes, and the New ABL Facility, on the terms provided for in the applicable Supplemental Indenture, the provisions of which will become operative only upon completion of the Exchange Offer.
If a UK Proceeding is used to implement the Restructuring Transactions, upon the occurrence of the Closing Date, no Unsecured Notes will remain outstanding and FGI will subsequently procure the cancellation of the Unsecured Notes.

4

Consent Solicitation
Concurrently with the Exchange Offer, Noteholders (other than the Consenting Noteholders) will be solicited to:

(i)   Appoint a proxy to approve a UK Proceeding, if the Exchange Offer conditions are not satisfied by the Initial Exchange Deadline, which appointment shall only be effective upon the occurrence of the UK Proceeding Trigger Event;

(ii)  Consent to entering into the Third Supplemental Indenture at or after the Initial Exchange Deadline substantially in the form attached to the TSA as Exhibit H-1, which Third Supplemental Indenture shall only become effective and operative on the Closing Date of the Exchange Transaction and upon the consummation thereof if the Out-of-Court Threshold and the other conditions to completing the Exchange Transaction without using a UK Proceeding are satisfied at the Initial Exchange Deadline; and

(iii) Consent to entering into a supplemental indenture substantially in the form attached to the TSA as Exhibit H-2 (the “UK Proceeding Supplemental Indenture”), which UK Proceeding Supplemental Indenture shall only be effective and operative upon a UK Proceeding Trigger Event, which shall change the governing law of the Unsecured Notes Indenture from the laws of New York to the laws of England and Wales.

Collectively, the approvals and consents described above are referred to herein as the “Consent Solicitation Proposals.”  The Consenting Noteholders will agree to provide approvals and consents for the Consent Solicitation Proposals in the TSA, which shall be irrevocable; provided that the consents (including consents given by Noteholders (including the Consenting Noteholders) for any Consent Solicitation Proposal that does not become effective and/or operative due to the failure to meet the conditions thereto shall be deemed cancelled.  Noteholders (other than the Consenting Noteholders) may participate in the Consent Solicitation without tendering their notes in the Exchange Offer.  Noteholders may not tender their notes in the Exchange Offer without delivering consents in the Consent Solicitation.

New ABL Facility
The Existing ABL Facility will be refinanced prior to or concurrently with the execution of the TSA and the launch of the Exchange Offer, on the terms and conditions of an agreed credit agreement between the Company Parties and ACF FinCo I LP, an entity managed by Ares Management, L.P., (collectively, along with its applicable affiliates, “Ares”), and subject to an intercreditor agreement governing the respective rights relative to the New ABL Facility, First-Out Notes, Second-Out Notes and Unsecured Notes (the “ABL Intercreditor Agreement”).

5

Other Material Transaction Terms
Transaction Payments; Reimbursement of Fees and Expenses
On the Closing Date, the Company Parties shall pay:

(i)    the Backstop Premium to the Backstop Parties as, and to the extent set forth in, the TSA;

(ii)  to Noteholders who consent to the Consent Solicitation Proposals or appoint a proxy to approve the UK Proceeding by the Initial Exchange Deadline, a pro rata (based on the aggregate face amount of Unsecured Notes in respect of which such consent or proxy was provided, whether such consent or proxy wa s provided in the Exchange Transaction or pursuant to the TSA) portion of a consent payment aggregating $1 million principal amount of additional First-Out Notes and/or Second-Out Notes (to correspond to the notes issued to such Noteholder (whether issued pursuant to the Exchange Offer or the UK Proceeding))[2];

(iii) to Noteholders who exchange Unsecured Notes in the Restructuring Transactions, the New Warrants, pro rata;

(iv) to Noteholders who participate in the New Money Financing (including the Consenting Noteholders who purchase First-Out Notes), whether through the Exchange Offer or the UK Proceeding, the New Stock Investment; and

(v)  the reasonable and documented fees, costs, and out‑of‑pocket expenses of the Consenting Noteholder Advisor, in accordance with the fee reimbursement letter executed by FGI and the Consenting Noteholders.

Other matters
If a UK Proceeding will not be used to implement the Restructuring Transactions, the right to participate in the New Money Financing, consent to and approve the Consent Solicitation Proposals, and to tender or withdraw Unsecured Notes will terminate on the Initial Exchange Deadline.  If a UK Proceeding is used to implement the Restructuring Transactions, Noteholders will have the right to participate in the New Money Financing and to vote in respect of the UK Proceeding until the final voting deadline of the UK Proceeding; Noteholders may tender or withdraw Unsecured Notes until the UK Proceeding has become effective.

Tax Structure
The Company Parties and the Noteholders shall take all commercially reasonable actions to implement the Restructuring Transactions in a mutually acceptable manner, taking regulatory, tax, accounting and legal considerations into account, to preserve and recognize tax attributes, and to mitigate the impact of any adverse tax consequences on the Company Parties and the Consenting Noteholders, and the transactions contemplated by this Restructuring Term Sheet will be structured in furtherance thereof.  All terms of this Restructuring Term Sheet are subject to tax review and diligence.

2  Subject to rounding convention for issuances of notes less than $25.00 face amount and fractional shares.
6

Milestones
The following Milestones shall apply to the Restructuring Transactions, unless extended or waived in writing (email being sufficient) in accordance with the terms of the TSA; provided, that, if any such Milestone falls on a date which is not a Business Day, such Milestone shall be automatically extended to the first Business Day thereafter:
•     if the Out-of-Court Threshold has been satisfied or otherwise waived in accordance with the TSA at or prior to the Initial Exchange Deadline, then the Restructuring Transactions shall have closed no later than the Outside Date; and

•      if, by the Initial Exchange Deadline, the UK Proceeding Trigger Event has occurred, then in relation to the UK Proceeding, (i) the Convening Hearing shall have occurred no later than November 15, 2025; and (ii) the Sanction Hearing shall have occurred no later than December 30, 2025.

Definitive Documents
This Restructuring Term Sheet is indicative, and any final agreement shall be subject to the execution of relevant Definitive Documents (as defined in the TSA), which documents shall be consistent in all material respects with the terms of this Restructuring Term Sheet and the TSA and shall contain terms, conditions, representations, warranties, and covenants, in each case, customary for the transactions described herein and for transactions of this type, including a fiduciary out.
On or prior to the Closing Date, the Company Parties and the Consenting Noteholders shall execute a Mutual Release Agreement, in substantially the form attached to the TSA as Exhibit G, providing for customary mutual releases for the Company Parties, the Consenting Noteholders, and each party’s Related Parties (subject to customary exclusions).
This Restructuring Term Sheet shall not constitute a contract, arrangement, understanding or relationship among the Noteholders and the Company Parties or any other person with respect to any securities of the Company Parties.

7

EXHIBIT B

Provision for Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of August          , 2025 (the “Agreement”),1 by and among Fossil Group, Inc. and its affiliates bound thereto and the Consenting Noteholders, including the transferor to the Transferee of any Notes Claims (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a “Consenting Noteholder” under the terms of the Agreement.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

Name:
Title:
Address:
E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Unsecured Notes

[1]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.

EXHIBIT C

Joinder

The undersigned hereby acknowledges that it has reviewed and understands the Transaction Support Agreement dated as of August          , 2025 (as amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), by and among Fossil Group, Inc. and its affiliates party thereto, the Consenting Noteholders (as defined in the Agreement), and agrees to be bound as a Consenting Noteholder by the terms and conditions thereof binding the on the Consenting Noteholders.  Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement, a copy of which is attached hereto as Annex I.

The undersigned hereby makes the representations and warranties of the Consenting Noteholders set forth in Sections 11 and 13 of the Agreement to each other Party, effective as of the date hereof.

This Joinder Agreement shall be governed by the governing law set forth in the Agreement.

Date:

CONSENTING NOTEHOLDER

By:

By:
Name:
Title:

EXHIBIT D

Entity
Fossil Global Holdings, Inc.
Fossil Stores I, Inc.
Fossil Intermediate, Inc.
Fossil Trust
Fossil Partners, L.P.
Fossil Canada, Inc.
Swiss Technology Holding GmbH
Fossil Group Europe GmbH
Fossil Europe B.V.
Fossil (Europe) GmbH
Fossil (UK) Holdings Ltd.
Fossil U.K. Ltd.

Exhibit E

Summary of Principal Terms and Conditions

Capitalized terms used but not defined herein that are defined in the Transaction Support Agreement to which this term sheet is attached have the meanings assigned to such terms therein.

Terms Applicable to the 9.500% First-Out Senior Secured Notes due 2029

Issuer	• Fossil Group, Inc. (the “Issuer”)
Guarantors
•      All existing and future subsidiaries of the Issuer, subject to exceptions consistent with those set forth in the ABL Credit Agreement (as defined below) (such entities, the “Guarantors”). For the avoidance of doubt, such Guarantors shall include, without limitation, (i) any entity that guarantees the ABL Obligations (as defined below) at any time and (ii) as of the initial issuance date of the First-Out Notes, Fossil Group, Inc., Fossil Global Holdings, Inc., Swiss Technology Holding GmbH, Fossil Group Europe GmbH, Fossil Europe B.V., Fossil Canada, Inc., Fossil Stores I, Inc., Fossil Intermediate, Inc., Fossil Trust, Fossil Partners, L.P., Fossil (Europe) GmbH, Fossil U.K. Holdings Ltd., Fossil U.K. Ltd. and Fossil (UK) Global Services Ltd..

•      Prior to the initial issuance of the First-Out Notes, the Issuer shall form a new wholly-owned subsidiary (“New HoldCo”) and contribute or otherwise transfer to New HoldCo all of the equity interests owned by the Issuer immediately prior to such transfer, which, for the avoidance of doubt, shall result in New HoldCo being the direct or indirect owner of 100% of the equity interests of all of the Issuer’s subsidiaries, including each Guarantor (other than the Issuer).

•     The Issuer shall be subject to a “holding company” covenant pursuant to the First-Out Notes Indenture (as defined below) that will provide that the Issuer is required to operate its business in the ordinary course of business and materially consistent with past practice.

Title of Securities	• 9.500% First-Out Senior Secured Notes due 2029 (the “First-Out Notes”)
Principal Amount	• Up to $185,125,000 (including the $32,500,000 New Money Financing, $1,625,000 Backstop Premium and $1,000,000 consent premium).
Interest Rate	• Interest on the First-Out Notes will accrue from the issue date at a rate of 9.500% per annum.

1

Interest Payment Dates	• Interest on the First-Out Notes will be paid quarterly, in arrears, on March 15, June 15, September 15, and December 15 of each year, beginning on March 15, 2026.
Maturity Date	• June 30, 2029.
Documentation Principles
•     General: The covenants applicable to the First-Out Notes shall be negotiated in good faith and shall not be materially inconsistent with (but may deviate, consistent with the high yield nature thereof, from) those set forth in the asset-based revolving credit agreement dated August 12, 2025, among the Issuer, as a U.S. borrower and borrower representative, Fossil Partners, L.P., as a U.S. borrower, certain subsidiaries of the Issuer from time to time party thereto, as borrowers, the other loan parties from time to time party thereto, the lenders from time to time party thereto, and ACF FINCO I LP, as administrative agent (the “ABL Credit Agreement”, and the obligations incurred pursuant thereto, the “ABL Obligations”), and shall include, without limitation, covenants with respect to:

o          restricted payments;

o          dividend and other payment restrictions affecting restricted subsidiaries;

o          the incurrence of indebtedness and the issuance of disqualified stock or preferred stock;

o          asset sales;

o          transactions with affiliates;

o          liens;

o          offers to repurchase upon a change of control;

o          guarantees;

o          after-acquired property; and

o          merger, consolidation or sale of assets.

provided, that, notwithstanding the foregoing or anything else to the contrary, the covenants, thresholds and “baskets” set forth in the definitive documentation for the First-Out Notes (the indenture related thereto, the “First-Out Notes Indenture”) shall be consistent with the “First Out Notes Covenant Grid” attached hereto as Annex A to the extent set forth therein, it being understood that the First-Out Notes Covenant Grid is not an exclusive list of covenants, terms or provisions to be included in such First-Out Notes Indenture. For the avoidance of doubt, all of the Issuer’s subsidiaries shall be “restricted subsidiaries” and subject to the covenants, and the Issuer shall not be permitted to create or otherwise permit any “unrestricted” subsidiaries.

•      ABL Facility Basket: The First-Out Notes Indenture shall include a basket for the incurrence of indebtedness and the granting of liens in respect of the ABL Obligations in an aggregate principal amount not to exceed (a) the greater of (i) $180,000,000 and (ii) the Borrowing Base (with “Borrowing Base” equal to sum of (1) 90.0% of the face amount of all credit card receivable owned by the Issuer and the Subsidiaries as of the end of the most recent fiscal month preceding such date, (2) 90.0% of the face amount of all other accounts receivable owned by the Issuer and the Subsidiaries as of the end of the most recent fiscal month preceding such date, (3) 100.0% of the book value of all inventory owned by the issuer and its Subsidiaries as of the end of the most recent fiscal month preceding such date, and (4) 70% of the appraised value of intellectual property (determined based on most recent appraisal of such intellectual property)); provided that any reductions in the “IP Cap” and/or “IP Advance Rate” as defined in the ABL Credit Agreement shall not reduce the Borrowing Base for purposes of this basket.

•     To the extent that advances permitted under the Borrowing Base (including components and subcomponents thereof) and advance rates, in each case, as set forth in the ABL Credit Agreement (as of the closing date thereof) exceed the amount that would have been permitted under the Borrowing Base advance rates as of the closing date of the ABL Credit Agreement (without giving effect to any future step-downs in IP Caps or IP Advance Rates), the First-Out Notes will accrue additional interest in an amount equal 2.0% per annum payable in payment-in-kind interest during the period that such over-advance is outstanding.

2

Call Protection	• 7.5% of the principal amount of the First-Out Notes due on any date of redemption, repayment, prepayment, acceleration, or maturity.
Guarantees, Ranking and Collateral
•    The Guarantors will, jointly and severally and unconditionally guarantee, on a senior basis, the Issuer’s obligations under the First-Out Notes and all obligations under the First-Out Notes Indenture to the maximum extent permitted by, but subject in all respects to, applicable law (including limitations as to capital maintenance, financial assistance, corporate benefit, exclusion of matters which might be deemed contra legem, director and officer fiduciary and other similar legal duties) and subject in all respects to customary enforcement limitation language and materiality considerations to be set forth in the First-Out Notes Indenture (the “Guaranty and Security Principles”).

•    The First-Out Notes will be secured by all or substantially all assets of the Issuer and the Guarantors, including first-priority liens on Notes Priority Collateral (as defined in the ABL Intercreditor Agreement) and second-priority liens on ABL Priority Collateral (as defined in the ABL Intercreditor Agreement), in each case, to the maximum extent permitted by law, subject to the Guaranty and Security Principles and any applicable Intercreditor Agreement.

3

Intercreditor Agreements
•   ABL Intercreditor Agreement: An intercreditor agreement (the “ABL Intercreditor Agreement”) substantially in the form attached as Exhibit J to the Transaction Support Agreement, to be entered into as of the issue date of the First-Out Notes, by and among the collateral agent under the ABL Credit Agreement, the collateral agents under the First-Out Notes Indenture and the Second-Out Notes Indenture (as defined below), and each additional agent from time to time party thereto, and acknowledged by the grantors from time to time party thereto, setting forth the relative lien and enforcement priorities between the lenders under the ABL Credit Agreement, the holders of the First-Out Notes and the holders of the Second-Out Notes (as defined below).

•     First-Out/Second-Out Intercreditor and Subordination Agreement: An intercreditor agreement (the “First-Out/Second-Out Intercreditor Agreement” and, together with the ABL Intercreditor Agreement, each an “Intercreditor Agreement” and, collectively, the “Intercreditor Agreements”), in a form to be agreed, to be entered into as of the issue date of the First-Out Notes and the Second-Out Notes, by and among the collateral agents under the First-Out Notes Indenture and the Second-Out Notes Indenture, which sets forth the rights of the holders of First-Out Notes and holders of Second-Out Notes with respect to collateral and subordinates the right to payment of holders of Second-Out Notes to the right to payment of holders of the First-Out Notes.

Distribution	• Registered / Private Placement.
ABL Credit Agreement Notices
•   Upon the election by any holder that is an institutional accredited investor who has entered into a non-disclosure agreement with the Issuer and that, together with its affiliates, holds at least 25% of the First-Out Notes (any such holder, an (“IAI Investor”), to opt into receiving the following, Issuer shall promptly (i) notify such IAI Investor of any Event of Default under the ABL Credit Agreement or any other material indebtedness and (ii) provide such IAI Investor with any material certificates, notices, or other documents (including any borrowing base certificate) delivered under the ABL Credit Agreement or any other material indebtedness. Any breach by the Issuer of the foregoing obligations is waivable solely at the discretion of the applicable IAI Investor, and the consent of any other holder of First-Out Notes shall not be required.

4

Restrictions on Amendments to ABL Credit Agreement
•     Issuer shall not permit any amendment, modification or waiver to the Loan Documents (as defined in the ABL Credit Agreement) that would be adverse in any material respect to the rights or interests of any Noteholder.

5

Terms Applicable to the 7.500% Second-Out Senior Secured Notes due 2029

Issuer	• Fossil Group, Inc.
Guarantors	• Same as the First-Out Notes.
Title of Securities	• 7.500% Second-Out Senior Secured Notes due 2029 (the “Second-Out Notes”)
Principal Amount
•    Up to $150,000,000, less any First-Out Notes issued in exchange for Unsecured Notes pursuant to the Exchange Transaction and, absent the UK Proceeding being implemented, any Unsecured Notes not tendered in the Exchange Offer.

Interest Rate	• Interest on the Second-Out Notes will accrue from the issue date at a rate of 7.500% per annum.
Interest Payment Dates	• Interest on the Second-Out Notes will be paid quarterly, in arrears, on March 15, June 15, September 15, and December 15 of each year, beginning on March 15, 2026.
Maturity Date	• June 30, 2029.
Documentation Principles
•      The covenants shall be negotiated in good faith and shall be substantially consistent with those set forth in the First-Out Notes Indenture, subject to certain limitations to be agreed with the Consenting Noteholders.

Call Protection	• None.
Guarantees, Ranking and Collateral
•     The Guarantors will, jointly and severally and unconditionally guarantee, on a senior basis, the Company’s obligations under the Second-Out Notes and all obligations under the Second-Out Notes Indenture to the maximum extent permitted by, but subject in all respects to, applicable law (including limitations as to capital maintenance, financial assistance, corporate benefit, exclusion of matters which might be deemed contra legem, director and officer fiduciary and other similar legal duties) and subject in all respects to customary enforcement limitation language and materiality considerations to be set forth in the Second-Out Notes Indenture and the limitations in the First-Out/Second-Out Intercreditor Agreement and any other applicable intercreditor agreement (the “Second-Out Guaranty and Security Principles”).

•      The Second-Out Notes will be secured by first-priority liens on Notes Priority Collateral (as defined in the ABL Intercreditor Agreement) and second-priority liens on ABL Priority Collateral (as defined in the ABL Intercreditor Agreement), in each case, to the maximum extent permitted by law, subject to the Second-Out Guaranty and Security Principles and any applicable Intercreditor Agreement.

6

Intercreditor Agreements	• Same as the First-Out Notes
Distribution	• Registered.

7

Annex A

First-Out Notes Covenant Grid1

Affirmative Covenants
1. Reporting
Annual, quarterly and current reports that would be required on forms 10-K, 10-Q and 8-K within the time periods specified in the ’34 Act.
Interest rate step up by 0.50% for failure to meet reporting requirements (failure to meet reporting requirements is only an interest rate step up and not a D/EoD for the first 180 days).
Issuer shall hold quarterly calls with noteholders; public call satisfies this condition.

Debt/Lien Covenants
2. Incremental 1.5 Out Debt Basket	$20 million, so long as debt is issued for cash and is subject at all times to an acceptable intercreditor agreement.
3. Additional Notes Basket
An amount not to exceed the aggregate of (i) any additional First-Out Notes issued in satisfaction of exchange rights pursuant to Section 10.4 of the Transaction Support Agreement [Hunter/Gatherer Rights] and (ii) any additional First-Out Notes with priority in right of payment to the First-Out Notes issued on the initial issue date whose proceeds are applied to the repayment of intellectual property advances under the ABL Credit Agreement.

4. General Debt Basket	An amount equal to (i) $10 million, which may be secured by the General Lien Basket, plus (ii) $5.0 million, which must be unsecured and mature after the First-Out Notes.
5. General Lien Basket	$10 million.
6. Capital Lease/Purchase Money Debt Basket	$5 million.
7. Foreign Subsidiary Debt/Lien Baskets
$12.5 million (inclusive of lines of credit existing on the initial issuance date) only for Foreign Subsidiaries (other than Foreign Subsidiaries that are Guarantors) (such indebtedness can only be incurred or guaranteed by, and secured by the assets of, Foreign Subsidiaries (other than Foreign Subsidiaries that are Guarantors)).

8. LC Debt Basket	$5 million.
9. Refinancing Debt Basket
Refinancing debt cannot be (x) in an amount greater than the amount of such refinanced debt outstanding at the time of such refinancing (including any fees, premiums or costs with respect to such refinancing), (y) a greater priority than refinancing debt, or (z) guaranteed or secured by additional guarantors or collateral relative to the refinanced debt.

1 The below grid is not intended to summarize all covenants to be contained in the Indentures. The below grid reflects material covenants for First Out Notes.

10. Anti-Layering/Payment Subordination
Anti-layering and payment subordination typical for transactions of this type; provided that “additional credit facilities” debt may be incurred under one or more additional facilities so long as such debt is subject to credit facilities intercreditor agreement and subject to credit facilities debt cap.
Issuer cannot incur debt to refinance any subordinated obligations unless the debt will be subordinated to the same extent as the refinanced subordinated obligations.

11. Acquisition Debt/Permitted Acquisitions	Assumed debt permitted subject to Total Leverage Ratio not exceeding 1.50x.
Restricted Payment Covenants
12. Non-Guarantor Subsidiaries Investment Basket	$10 million cash pooling basket consistent with the ABL Credit Agreement, provided that investments in JVs must be for bona fide business purposes.
13. General RP Basket	$5 million (excluding non-cash restricted payments consisting of collateral); provided no default or event of default exists or would result therefrom.
14. General Investment Basket	$5 million (cash or other investments that do not constitute transfers of collateral).
15. Expense Advances to Employees	$1 million to employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes.
16. Employee Stock Buyback	$1 million during any fiscal year, subject to D/EOD blocker and only to be used for employee stock buybacks for tax purposes in connection with an equity incentive plan of the Issuer.
17. Restriction on Repayment of Stub Obligations
Basket to repurchase stub 7.00% Senior Notes for cash subject to a maximum purchase price of par and compliance with 0.95 fixed charge coverage ratio and minimum availability under the ABL Credit Agreement of the greater of $25 million and 25% of available capacity thereunder.

Asset Sale Covenants
18. General Limitation on Asset Sales / De Minimis Asset Sale Basket
No non-ordinary course asset sales in excess of $5 million per fiscal year, unless at fair market value and with 75% of consideration in cash or cash equivalents.
Asset Sale Covenant shall exclude the sale or other disposition of Michele and shall not require any application of proceeds thereof.

19. Application of Proceeds
The Issuer must offer to prepay the Notes with 100% of net proceeds of asset sales from Notes Priority Collateral; provided that up to $5 million of such proceeds may be reinvested in the business (subject to typical parameters) within 180 days in lieu of being used to prepay the Notes.
Prepayments to include 7.5% exit fee.

20. Asset Sales to Non- Guarantor Subsidiaries Basket	None, unless for bona fide business purposes and not in connection with the incurrence of indebtedness.
Other
21. Mergers	Merger covenant conditions to include requirement that pro forma leverage ratio is not greater than 1.00:1.00.
22. Affiliate Transactions
No affiliate transactions in excess of $5 million unless the terms are not materially less favorable than those of a comparable arm’s length transaction and Issuer delivers a resolution adopted by a majority of disinterested directors approving the transaction.
Fairness opinion required for transactions in excess of $25 million.

23. Change of Control	107.5% put option upon a change of control.
24. Call Protection	107.5%.
Certain Voting Provisions
25. Serta Protection	Consent of 66.67% of noteholders required to (x) subordinate the Notes to additional debt and (y) to release all or substantially all of the collateral.
26. Guarantor Release Protection Amendment	Consent of 66.67% of noteholders required to amend, supplement or waive the guarantor release protection provision.
Events of Default and Remedies
27. Cross-Acceleration	$10 million cross-acceleration/cross principal payment default at final maturity.
28. Cross-Default/Acceleration
Cross default to the ABL Credit Agreement with no cure or grace period, except that, other than with respect to a payment default or bankruptcy or insolvency defaults under the ABL Credit Agreement, so long as the obligations under the ABL Credit Agreement have not been accelerated, the cross default under the First-Out Notes shall be subject to (x) to the extent there are any IAI Investors, (I) to the extent that such default is not subject to a grace period or a grace period of less than or equal to 15 days under the ABL Credit Agreement (as in effect on the closing date thereof), a grace period under the First-Out Notes Indenture to cure under the ABL Credit Agreement equal to (A) in the event that the underlying default under the ABL Credit Agreement is not subject to a grace period under the ABL Credit Agreement (as in effect on the closing date thereof), 15 days and (B) in the event that the underlying default under the ABL Credit Agreement is subject to a grace period of less than 15 days under the ABL Credit Agreement (as in effect on the closing date thereof), 15 days less the applicable grace period in the ABL Credit Agreement (as in effect on the closing date thereof) and (II) to the extent that such default is subject to a grace period of greater than 15 days under the ABL Credit Agreement (as in effect on the closing date thereof), no grace period, which resulting default under the First-Out Notes Indenture, in each case under this clause (x), may be waived at the sole discretion of IAI investor(s) holding a majority of the aggregate principal amount of First-Out Notes outstanding held by IAI investor(s), and (y) otherwise, a grace period to cure under the ABL Credit Agreement of 30 days.

29.Acceleration	Holders of 25% of Notes outstanding may accelerate. Call protection automatically payable upon any acceleration.
30. Waiver	Holders of a majority of Notes may waive default.

Exhibit F

Reserved

Exhibit G

MUTUAL RELEASE AGREEMENT

This MUTUAL RELEASE AGREEMENT (this “Agreement”) is made and entered into as of          , 2025, by and among (i) Fossil Group, Inc., a company formed under the Laws of Delaware (“FGI”), and each of its direct and indirect affiliates that have executed and delivered counterpart signature pages to this Agreement, including Fossil (UK) Global Services Ltd (“Fossil UK”) (collectively, the “Company Parties”) and (ii) the undersigned holders or beneficial holders of, or nominees, investment advisors, sub-advisors, or managers of discretionary accounts or funds that hold or beneficially hold, Notes Claims (as defined below) that have executed and delivered counterpart signature pages to this Agreement (in each case solely in their capacity as such, collectively, the “Consenting Noteholders” and, together with the Company Parties, the “Parties”).

RECITALS

WHEREAS, pursuant to that certain Indenture, dated as of November 8, 2021, between FGI as borrower, Bank of New York Mellon, N.A., as Trustee, and the noteholders party thereto from time to time (the “Noteholders”) (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Notes Indenture”), FGI issued 7.00% Senior Notes due 2026 (the “Unsecured Notes” and the claims arising under the Unsecured Notes, the “Notes Claims”); and

WHEREAS, in connection with the consummation of the transactions contemplated by that certain Transaction Support Agreement, dated August 13, 2025, by and among the Company Parties and the Noteholders party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Transaction Support Agreement”), the parties hereto have agreed to the releases and covenants set forth herein, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the mutual releases and the mutual covenants and agreements set forth herein, in the Transaction Support Agreement, and the other Definitive Documents (as defined in the Transaction Support Agreement), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I - MUTUAL RELEASE

Section 1.01.  Definitions.

(a)      “Related Party” means with respect to any Released Party, such party’s  (a) predecessors, affiliates, successors and assigns, subsidiaries, affiliates, managed accounts or funds, present and former shareholders, direct and indirect owners, and (b) all of their respective current and former officers, directors, principals, members, partners, general partners, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, managed companies, fund advisors and other professionals.

1

(b)       “Released Claim” means any demands, actions, right to payment (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured), causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands, and liabilities whatsoever of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, and whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured.

(c)        “Released Parties” means, together, the Company Released Parties and the Consenting Noteholder Released Parties, each in their capacity as such.

(d)         “Releasing Parties” means, together, the Company Releasing Parties and the Consenting Noteholder Releasing Parties, each in their capacity as such.

Section 1.02.  Mutual Release.

(a)       In consideration of the agreements of the Company Parties and the Consenting Noteholders contained herein, in the Transaction Support Agreement and in the Definitive Documents, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, subject in all respects to Section 1.02(c), effective as of and conditioned upon the occurrence of the Closing Date (as defined in the Transaction Support Agreement):

(i)        each Company Party, on behalf of itself, its predecessors, and its successors, assigns, legal representatives, and any party acting on behalf of or through such party (the “Company Releasing Parties”), hereby absolutely, unconditionally and irrevocably releases, remises, and forever discharges each Consenting Noteholder, and each of its Related Parties (the “Consenting Noteholder Released Parties”),

(ii)       each Consenting Noteholder on behalf of itself and its successors, assigns, legal representatives, and any party acting on behalf of or through such party (the “Consenting Noteholder Releasing Parties”), hereby absolutely, unconditionally and irrevocably releases, remises, and forever discharges each Company Party, and each of its Related Parties (the “Company Released Parties”),

in each case, of and from all Released Claims which the applicable Releasing Party may now or hereafter own, hold, have or claim to have against the applicable Released Parties (as specified in this Section 1.02(a)) on account of, or in relation to, or in any way in connection with: the Company Parties, the Unsecured Notes, the Restructuring Transactions (as defined in the Transaction Support Agreement), actions taken to consummate the Restructuring Transactions or any of the transactions contemplated thereunder or related thereto, and entry into the Definitive Documents.

(b)         Each Releasing Party understands, acknowledges and agrees that the releases set forth in Section 1.02(a) may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Releasing Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
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(c)          Notwithstanding anything in this Section 1.02 to the contrary, the releases set forth in Section 1.02(a) shall not be construed to (i) prohibit any party to this Agreement, the Transaction Support Agreement, or any of the Definitive Documents from seeking to enforce the terms thereof, or (ii) release the Released Parties from any (1) claims or causes of action for actual fraud, willful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction where such order is not subject to appeal, (2) claims that arise solely from or relate to acts or omissions occurring after the Closing Date, or (3) obligations under, or waive any right to enforce, the terms of the Transaction Support Agreement or the Definitive Documents.

Section 1.03. Covenant Not to Sue. Without prejudice to Section 1.02 (Mutual Release), each Releasing Party agrees and covenants not to assert or prosecute, or assist, or otherwise aid any other person in the assertion or prosecution of, any Released Claims against any of the Released Parties; provided, however, that nothing contained in this Agreement shall prevent any Releasing Party from providing information that is requested or required pursuant to law, rule, regulation, court order, or other similar process (including, without limitation, by oral questions interrogatories, requests for information or documents in legal or regulatory proceedings, subpoena, civil investigative demand, or other similar process). In addition, each Releasing Party covenants that it will pay all reasonable and documented attorneys’ fees and out of pocket expenses incurred by any Released Party as a result of enforcing this Agreement against such Releasing Party.

Section 1.04. Enforceability of Release. In entering into this Agreement, each Releasing Party has consulted with, and has been represented by, legal counsel and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above does not depend in any way on any such representations or warranties, acts, or omissions or the accuracy, completeness or validity hereof. Provided the Closing Date has occurred, the release of the Released Claims and any other covenants and agreements set forth in this Article I shall survive the termination of the Transaction Support Agreement, and any of the Definitive Documents and the other agreements contemplated hereby and thereby. Each Releasing Party acknowledges and agrees that the release of the Released Claims and other covenants and agreements set forth in this Article I may not be changed, amended, waived, discharged or terminated orally.

Section 1.05. Unknown Claims. The parties hereto acknowledge that they may hereafter discover facts different from, or in addition to, those that they now know or believe to be true with respect to the Released Claims, and agree that each release, waiver, and agreement made herein, is now, and will remain, valid and effective, notwithstanding the existence or discovery of different or additional facts.

Section 1.06. Waiver of Statutory Limitations on Release. Except as otherwise set forth herein, it is the intention of each party hereto to extinguish all Released Claims and consistent with such intention, each party hereto hereby expressly waives his, her, or its rights to the fullest extent permitted by law, to any benefits of the provisions of Section 1542 of the California Civil Code or any other similar state law, federal law, or principle of common law, which may have the effect of limiting the releases set forth herein, which reads in full as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASING PARTY.

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ARTICLE II - REPRESENTATIONS AND WARRANTIES

Section 2.01. Mutual Representations and Warranties. Each of the parties hereto represents and warrants on a several (but not joint) basis to each other party hereto that the following are true, correct and complete as of the Closing Date:

(a)         Organization; Authority. Each party hereto, if an entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, formation or incorporation (as applicable). Each party hereto has all requisite corporate, partnership, limited liability company or similar power and authority to execute and deliver this Agreement and perform its obligations under this Agreement, and the execution and delivery of this Agreement by such party hereto and the performance of such party’s obligations under this Agreement have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part.

(b)         Binding Obligation. This Agreement constitutes the legally valid and binding obligation of such party hereto, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of any court of competent jurisdiction.

(c)        No Restrictions. The execution, delivery and performance by such party hereto of this Agreement does not, and will not (i) violate (A) any provision of law applicable to it or any of its subsidiaries in any material respect or (B) its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party, or (iii) require any registration or filing with, consent or approval of, or notice to, or other action of, with or by, any federal, state or other governmental authority or regulatory body.

(d)        No Litigation. No litigation or proceeding before any court, arbitrator, or administrative or governmental body is pending against it that would materially adversely affect its ability to enter into this Agreement or perform its obligations hereunder.

Section 2.02. No Other Representations. Each party hereto acknowledges and agrees that, (a) except for the representations and warranties made by each of the other parties hereto in this Article II and any other Definitive Document, no parties hereto have made any express or implied representation or warranty with respect to the transactions contemplated hereby and thereby, and (b) each of the parties hereto hereby acknowledge it is not relying on, and disclaims, any such other representations or warranties.

ARTICLE III - MISCELLANEOUS

Section 3.01. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of each of the Parties hereto and each of their respective successors, permitted assigns, heirs, executors, administrators and representatives.

Section 3.02. Severability. If any material term or provision of this Agreement shall be held to be invalid, unenforceable, void or voidable, or violative of applicable law, in whole or in part, this Agreement shall immediately terminate in its entirety.

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Section 3.03. Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with regard to the subject matter hereof and supersede all prior and contemporaneous agreements with respect thereto.

Section 3.04. Effectiveness; Amendments. This Agreement shall not become effective and binding on a party hereto unless and until (i) the Closing Date, and (ii) a counterpart signature page to this Agreement has been executed and delivered by such party. This Agreement may not be modified, amended or supplemented except in a writing signed by each party hereto.

Section 3.05. Independent Analysis. Each party hereto hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it deemed appropriate.

Section 3.06. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement and executed counterparty signature pages hereto may be delivered by electronic mail (in “.pdf” or “.tif” format), facsimile or other electronic imaging means, which shall be deemed to be an original for the purposes of this Agreement.

Section 3.07. Headings. The section headings, paragraphs and subsections of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement and shall not affect the interpretation of this Agreement.

Section 3.08. Governing Law. This Agreement, and all claims or causes of action (whether at law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the formation, negotiation, execution or performance of this Agreement, and the rights and obligations of the parties under this Agreement, shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, excluding choice-of-law principles of the laws of such state that would permit the application of the laws of a jurisdiction other than such state.

Section 3.09. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (A) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN AND (B) TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO HEREIN, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

Section 3.10. Consent to Jurisdiction. Each party hereto hereby irrevocably and unconditionally (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general and personal jurisdiction of the Courts of the State of New York in and for the County of New York, the Courts of the United States for the Southern District of New York, and Appellate Courts from any thereof, (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court or that any such court lacks personal jurisdiction of such party and agrees not to plead or claim the same, and (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or substantially similar form of mail), postage prepaid, to such party, as the case may be at its address set forth in Section 3.11 of this Agreement.

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Section 3.11. Notices. All notices, requests, demands, document deliveries and other communications hereunder shall be deemed given if in writing and delivered, if sent by email, courier or by registered or certified mail (return receipt requested) to the following addresses, and email addresses (or at such other addresses or email addresses as shall be specified by like notice):

If to the Company Parties, to:

Fossil Group, Inc.
901 S. Central Expressway
Richardson, TX 75080
Attn:	Randy Hyn
Email:	randyh@fossil.com

with copies to:

Weil, Gotshal & Manges LLP
767 5th Avenue
New York, NY 10153
Attn:	Gary T. Holtzer Sunny Singh Philip L. DiDonat
Email:	gary.holtzer@weil.com sunny.singh@weil.com philip.didonato@weil.com

If to a Consenting Noteholder, to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attn:	Leonard Klingbaum Sam Badawi Matthew Roose
Email:	leonard.klingbaum@ropesgray.com sam.badawi@ropesgray.com matthew.roose@ropesgray.com

Section 3.12. Specific Performance. It is understood and agreed by the parties hereto that money damages would be an insufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to seek specific performance and injunctive or other equitable relief, including reasonable attorneys’ fees, costs and expenses, as a remedy of any such breach without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy to which such non-breaching party may be entitled at law or in equity; provided, however, that each party hereto agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

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Section 3.13. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 3.14. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 3.15. Several, Not Joint, Obligations. The agreements and obligations of each of the parties under this Agreement are, in all respects, several and not joint.

Section 3.16. Interpretation. This Agreement is the product of negotiations among the parties hereto, and the enforcement or interpretation of this Agreement is to be interpreted in a neutral manner. Any presumption with regard to interpretation for or against any party hereto by reason of that party having drafted or caused to be drafted this Agreement or any portion of this Agreement, shall not be effective in regard to the interpretation of this Agreement. When a reference is made in this Agreement to a section, clause, exhibit or schedule, such reference is to a section or clause of, or exhibit or schedule to, this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole, and not to any particular section or clause contained in this Agreement; and (d) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

Section 3.17. No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and no third-party beneficiary rights are conferred upon any other person hereunder; provided, however, subject to the terms and conditions herein, each of the Released Parties shall be express third-party beneficiaries to this Agreement and entitled to enforce the releases set forth in Section 1.02.

Section 3.18. No Admission of Liability. Nothing in this Agreement shall be deemed an admission of liability by any party hereto with respect to any of the Released Claims.

[Remainder of Page Intentionally Left Blank]

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Exhibit H-1

Out-of-Court Supplemental Indenture

FOSSIL GROUP, INC.

THIRD SUPPLEMENTAL INDENTURE
Dated as of [●], 2025
To
INDENTURE
Dated as of November 8, 2021

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

This THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), by and between FOSSIL GROUP, INC., a Delaware corporation (the “Company”), FOSSIL (UK) GLOBAL SERVICES LTD., a company incorporated in England and Wales (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”), is made and entered into as of this [●] day of [●], 2025.

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of November 8, 2021 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 8, 2021, among the Company and Trustee (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of [●], 2025, among the Company, the Guarantor and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), relating to the Company’s 7.00% Senior Notes due 2026 (the “Notes”);

WHEREAS, $150,000,000 aggregate principal amount of Notes are currently outstanding and constitute the only series of Securities that have been issued and that are existing under the Base Indenture;

WHEREAS, subject to certain exceptions, Section 9.02 of the Base Indenture provides, among other things, that the Company and the Trustee may amend or supplement the Base Indenture or the Securities of any one or more series with the consent (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Securities) of the Holders of a majority in principal amount of the then outstanding Securities of each series affected by such amendment or supplement;

WHEREAS, the Company has (i) offered to exchange the Notes held by the Holders for either (a) 9.500% First-Out Senior Secured Notes due 2029 or (b) 7.500% Second-Out Senior Secured Notes due 2029 and (ii) has solicited consents from Holders of the Notes to amend the Indenture, including pursuant to and in connection with a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August [●], 2025 (the “Registration Statement”);

WHEREAS, the Company has received, and has delivered to the Trustee evidence of, the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding;

WHEREAS, the Company requests the Trustee to join it in the execution and delivery of this Supplemental Indenture, and, in accordance with Sections 9.06, 11.04 and 11.05 of the Base Indenture, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officer’s Certificate and an Opinion of Counsel relating to this Supplemental Indenture; and

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been met and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
AMENDMENTS TO INDENTURE AND NOTES

Section 1.01.          Amendments to Indenture.

(a)          Clause (b) of Section 4.01 (Consolidation, Merger or Sale of Assets) of the Base Indenture is hereby deleted in its entirety from the Indenture and replaced with “[Intentionally Omitted],” and all references and definitions in the Indenture related solely thereto are deleted in their entirety.

(b)          Clause (c) of Section 6.01 (Events of Default) of the Base Indenture is hereby deleted in its entirety from the Indenture and replaced with “[Intentionally Omitted],” and all references and definitions in the Indenture related solely thereto are deleted in their entirety.

(c)          Clauses (b), (c), (d), (e) and (f) of Section 8.04 (Conditions to Legal or Covenant Defeasance) of the Base Indenture are hereby deleted in their entirety from the Indenture and replaced with “[Intentionally Omitted],” and all references and definitions in the Indenture related solely thereto are deleted in their entirety.

(d)          Clause (b) of Section 4.02 (Consolidation, Merger or Sale of Assets) of the First Supplemental Indenture is hereby deleted from the Indenture in its entirety and replaced with “[Intentionally Omitted],” and all references and definitions in the Indenture related solely thereto are deleted in their entirety.

(e)          Section 4.03 (Exchange Listing) of the First Supplemental Indenture is hereby deleted in its entirety from the Indenture and replaced with “[Intentionally Omitted],” and all references and definitions in the Indenture related solely thereto are deleted in their entirety.

(f)          Clause (c) of Section 5.02 (Events of Default) of the First Supplemental Indenture is hereby deleted in its entirety from the Indenture and replaced with “[Intentionally Omitted],” and all references and definitions in the Indenture related solely thereto are deleted in their entirety.

(g)          Subordination

On and after the date that this Supplemental Indenture becomes effective in accordance with its terms, the Obligations in respect of the Notes shall be subordinated in right of payment, to the extent and in the manner provided in this Section 1.01(g), to the prior payment in full in cash of all Senior Debt (as defined below) (including the termination of all commitments thereunder) of the Company and the Guarantor. The subordination provided for herein is for the benefit of, and enforceable by, the holders of such Senior Debt. The Notes shall in all respects rank pari passu with all other Indebtedness of the Company and the Guarantor, and only Indebtedness of the Company or the Guarantor which is Senior Debt of the Company or the Guarantor shall rank senior to the Notes in accordance with the provisions set forth herein.

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For purposes of this Section 1.01(g), “Senior Debt” means each of the following:

(a)  the asset-based revolving credit agreement dated August 13, 2025, among the Company, as a U.S. borrower and borrower representative, Fossil Partners, L.P., as a U.S. borrower, certain subsidiaries of the Company from time to time party thereto, as borrowers, the other loan parties from time to time party thereto, the lenders from time to time party thereto and ACF FINCO I LP, as administrative agent and any refinancing indebtedness in respect thereof;

(b) the Company’s 9.500% First-Out Senior Secured Notes due 2029 that are issued pursuant to that certain indenture dated on or about [●], 2025, by and among the Company, the guarantors party thereto and Wilmington Trust Company, as trustee and notes collateral agent and any refinancing indebtedness in respect thereof; and

(c) the Company’s 7.500% Second-Out Senior Secured Notes due 2029 that are issued pursuant to that certain indenture dated on or about [●], 2025, by and among the Company, the guarantors party thereto and Wilmington Trust Company, as trustee and notes collateral agent and any refinancing indebtedness in respect thereof, and, in each case, all guarantees, security documents, collateral documents, intercreditor agreements, and other instruments and provisions (including any “parallel debt” provisions) evidencing indebtedness thereunder, guarantees thereof, or collateral or other security therefore, and further, in each case any amendments, supplements, modifications, extensions, replacements, renewals, restatements, amendments and restatements, refundings or refinancings.

Upon any payment or distribution of the assets of the Company or the Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or the Guarantor in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company, the Guarantor or their respective property:

(a) holders of Senior Debt of the Company or the Guarantor shall be entitled to receive payment in full in cash of such Senior Debt (including the termination of all commitments thereunder) before Holders shall be entitled to receive any payment; and

(b) until the Senior Debt of the Company or the Guarantor is paid in full in cash (including the termination of all commitments thereunder), any payment or distribution to which Holders would be entitled but for this Section 1.01(g) shall be made to holders of such Senior Debt as their interests may appear, except that Holders may receive shares of stock and any debt securities that are subordinated to such Senior Debt to at least the same extent as the Notes.

If a distribution is made to Holders that, because of this Section 1.01(g), should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Debt of the Company or the Guarantor and pay it over to them as their interests may appear.

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The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, assignment, transfer, lease or other disposal of all or substantially all of the consolidated assets of the Company and its Subsidiaries to another Person upon the terms and conditions set forth in Section 4.02 of the First Supplemental Indenture shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires all or substantially all of the consolidated assets, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, transfer, lease or other disposal, comply with the conditions set forth in Section 4.02 of the First Supplemental Indenture.

After all Senior Debt of the Company and the Guarantor, is paid in full in cash (including the termination of all commitments thereunder), and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt. A distribution made under this Section 1.01(g) to holders of such Senior Debt which otherwise would have been made to Holders is not, as between the Company, the Guarantor and Holders, a payment by the Company or the Guarantor on such Senior Debt.

This Section 1.01(g) defines the relative rights of Holders and holders of Senior Debt of the Company and the Guarantor. Nothing in this Indenture shall:

(a) impair, as between the Company and the Guarantor, on the one hand, and Holders, on the other hand, the obligation of the Company and the Guarantor, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

(b) affect the relative rights against the Company and the Guarantor of holders and creditors of the Company or the Guarantor other than the holders of Senior Debt; or

(c) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Company or the Guarantor to receive distributions otherwise payable to Holders.

No right of any holder of Senior Debt of the Company or the Guarantor to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or the Guarantor or by its failure to comply with this Indenture.

Notwithstanding anything in this Section 1.01(g), the Trustee or Paying Agent shall continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that under this Section 1.01(g) would prohibit the making of any payments to or by the Trustee unless and until, not less than two Business Days prior to the date of such payment, a responsible officer of the Trustee receives actual written notice that such payments are prohibited by this Section 1.01(g). The Company, a trustee, agent or other representative in respect of any Senior Debt (a “Representative”) (provided that if, and for so long as, any Senior Debt lacks such a representative, then the Representative for such Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Debt in respect of any Senior Debt) or a holder of Senior Debt of the Company or the Guarantor shall be entitled to give the notice; provided, however, that, if an issue of Senior Debt of the Company or the Guarantor has a Representative, only the Representative shall be entitled to give the notice. The Trustee shall be entitled to conclusively rely upon any notice provided to it in accordance with this Section 1.01(g) without further investigation or inquiry. Prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such fact exists. Unless the Trustee shall have received the notice provided for in the preceding sentence, the Trustee shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to any Affiliate of the Company acting as Paying Agent.

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The Trustee in its individual or any other capacity shall be entitled to hold Senior Debt of the Company or the Guarantor with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Section 1.01(g) with respect to any Senior Debt of the Company or the Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder. Notwithstanding anything in this Section 1.01(g) to the contrary, all amounts owed to the Trustee (including amounts owed pursuant to Section 7.07 under the Indenture) in each of its capacities hereunder shall not be subordinated to any Senior Debt of the Company or the Guarantor or otherwise.

Whenever any Person is to make a distribution or give a notice to holders of Senior Debt of the Company or the Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

The failure to make a payment pursuant to the Notes by reason of any provision in this Section 1.01(g) shall not be construed as preventing the occurrence of a Default. Nothing in this Section 1.01(g) shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust under Article VIII of the Base Indenture by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt of the Company or the Guarantor or subject to the restrictions set forth in this Section 1.01(g) if the provisions of this Section 1.01(g) were not violated at the time funds were deposited in trust with the Trustee pursuant to Article X of the Base Indenture, and none of the Holders shall be obligated to pay over any such amount to the Company, the Guarantor or any holder of Senior Debt of the Company, the Guarantor or any other creditor of the Company.

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Upon any payment or distribution pursuant to this Section 1.01(g), the Trustee, subject to Section 7.01, and the Holders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to herein are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (3) upon the Representatives of Senior Debt of the Company or the Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other Indebtedness of the Company or the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 1.01(g). In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company or the Guarantor to participate in any payment or distribution pursuant to this Section 1.01(g), the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Section 1.01(g), and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 of the Indenture shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Section 1.01(g).

The Trustee is hereby authorized to execute such documentation and to take such action on behalf of the Holders and at the expense of the Company as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of the Company or Guarantor as provided in this Section 1.01(g) and the Trustee is hereby appointed as attorney-in-fact for any and all such purposes.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company or the Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company, the Guarantor or any other Person, money or assets to which any holders of Senior Debt of the Company or the Guarantor shall be entitled by virtue of this Section 1.01(g) or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Section 1.01(g) and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

The foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company or the Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

Notwithstanding anything to the contrary in the Indenture (including this Supplemental Indenture), the provisions of this Section 1.01(g) shall be enforceable only to the extent that the same do not conflict with the TIA or Sections 6.07 or 9.02 of the Base Indenture, or give rise to a breach, default, violation of, or Default or Event of Default, in respect of any of the foregoing.

Section 1.02.   Amendments to the Notes.  Any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture as amended by this Supplemental Indenture shall also be deemed to be amended, mutatis mutandis, so as to be consistent with the amendments made by this Supplemental Indenture (collectively with the amendments described in Section 1.01, the “Proposed Amendments”).

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ARTICLE II
WAIVERS

Section 2.01.   Waiver of Defaults. As permitted by Section 6.04 of the Base Indenture, any and all existing Defaults and Events of Default, their consequences or the compliance with any provision of the Indenture (except (i) a Default or Event of Default in the payment of the principal of, or interest, if any, on the Notes or (ii) a Default or Event of Default in respect of any other provision that under Section 9.02 cannot be amended without the consent of each Holder affected), in each case relating to the covenants to be amended by the Proposed Amendments, which include any that may have resulted in connection with, or may result from the consummation of, the Transactions (as defined in the Registration Statement), are hereby irrevocably waived.

ARTICLE III
MISCELLANEOUS

Section 3.01.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 3.02.    Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.03.    Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.04.   Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THERETO (OTHER THAN N.Y. GENERAL OBLIGATIONS LAW § 5-1401). EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 3.05.  Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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Section 3.06.   Successors. All agreements of the Company and the Guarantor in this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 3.07.   Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 3.08.    The Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to perform its duties under the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining the rights and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define its rights and limit its liabilities and responsibilities in the performance of its duties under the Indenture as hereby amended. All of the provisions contained in the Indenture in respect of the rights, privileges, indemnities, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Transactions, the consents of the Holders of the Notes, any document used in connection with the solicitation of consents or the Transactions, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Trustee assumes no responsibility for the same.

Section 3.09.     Effectiveness. The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto.

Section 3.10.     Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.11.    Severability. In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

FOSSIL GROUP, INC.

By:
Name:
Title:

GUARANTOR:

FOSSIL (UK) GLOBAL SERVICES LTD.

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
:	Title

[Signature Page to Third Supplemental Indenture]

Exhibit H-2

UK Proceeding Supplemental Indenture

FOSSIL GROUP, INC.

THIRD SUPPLEMENTAL INDENTURE
Dated as of [●], 2025
To
INDENTURE
Dated as of November 8, 2021

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

This THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), by and between FOSSIL GROUP, INC., a Delaware corporation (the “Company”), FOSSIL (UK) GLOBAL SERVICES LTD., a company incorporated in England and Wales (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”), is made and entered into as of this [●] day of [●], 2025.

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of November 8, 2021 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 8, 2021, among the Company and Trustee (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of [●], 2025, among the Company, the Guarantor and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), relating to the Company’s 7.00% Senior Notes due 2026 (the “Notes”);

WHEREAS, $150,000,000 aggregate principal amount of Notes are currently outstanding and constitute the only series of Securities that have been issued and that are existing under the Base Indenture;

WHEREAS, subject to certain exceptions, Section 9.02 of the Base Indenture provides, among other things, that the Company and the Trustee may amend or supplement the Base Indenture or the Securities of any one or more series with the consent (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Securities) of the Holders of a majority in principal amount of the then outstanding Securities of each series affected by such amendment or supplement;

WHEREAS, the Company has (i) offered to exchange the Notes held by the Holders for either (a) 9.500% First-Out Senior Secured Notes due 2029 or (b) 7.500% Second-Out Senior Secured Notes due 2029 and (ii) has solicited consents from Holders of the Notes to amend the Indenture, including pursuant to and in connection with a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August [●], 2025 (the “Registration Statement”);

WHEREAS, the Company has received, and has delivered to the Trustee evidence of, the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding;

WHEREAS, the Company requests the Trustee to join it in the execution and delivery of this Supplemental Indenture, and, in accordance with Sections 9.06, 11.04 and 11.05 of the Base Indenture, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officer’s Certificate and an Opinion of Counsel relating to this Supplemental Indenture; and

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been met and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
AMENDMENTS TO INDENTURE AND NOTES

Section 1.01.        Amendments to Indenture.

(a)          Section 11.10 (Governing Law; Waiver of Jury Trial; Submission to Jurisdiction) of the Base Indenture is hereby amended and restated in its entirety:

Section 11.10. Governing Law; Submission to Jurisdiction.

This Indenture and the Securities, and any non-contractual obligations arising out of or in connection with them, shall be governed by, and construed in accordance with, the laws of England and Wales. The courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Indenture and the Securities (including a dispute relating to the existence, validity, or termination of this Indenture or the Securities or any non-contractual obligation arising out of or in connection with this Indenture or the Securities).

(b)         Section 4.03 (Exchange Listing) of the First Supplemental Indenture is hereby deleted in its entirety from the Indenture and replaced with “[Intentionally Omitted],” and all references and definitions in the Indenture related solely thereto are deleted in their entirety.

(c)          Section 6.04 (Governing Law) of the First Supplemental Indenture is hereby amended and restated in its entirety:

Section 6.04. Governing Law; Submission to Jurisdiction.

This Supplemental Indenture, the Indenture and the Notes, and any non-contractual obligations arising out of or in connection therefrom, shall be governed by, and construed in accordance with, the laws of England and Wales. The courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Supplemental Indenture, the Indenture and the Notes (including a dispute relating to the existence, validity, or termination of this Supplemental Indenture, the Indenture and the Notes or any non-contractual obligation arising out of or in connection with this Supplemental Indenture, the Indenture and the Notes).

(d)          Section 4.04 (Governing Law) of the Second Supplemental Indenture is hereby amended and restated in its entirety:

Section 6.04. Governing Law; Submission to Jurisdiction.

This Supplemental Indenture, the Indenture and the Notes, and any non-contractual obligations arising out of or in connection therefrom, shall be governed by, and construed in accordance with, the laws of England and Wales. The courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Supplemental Indenture, the Indenture and the Notes (including a dispute relating to the existence, validity, or termination of this Supplemental Indenture, the Indenture and the Notes or any non-contractual obligation arising out of or in connection with this Supplemental Indenture, the Indenture and the Notes).

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Section 1.02.     Amendments to the Notes. Any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture as amended by this Supplemental Indenture shall also be deemed to be amended, mutatis mutandis, so as to be consistent with the amendments made by this Supplemental Indenture (collectively with the amendments described in Section 1.01, the “Proposed Amendments”).

ARTICLE II
WAIVERS

Section 2.01.     Waiver of Defaults. As permitted by Section 6.04 of the Base Indenture, any and all existing Defaults and Events of Default, their consequences or the compliance with any provision of the Indenture (except (i) a Default or Event of Default in the payment of the principal of, or interest, if any, on the Notes or (ii) a Default or Event of Default in respect of any other provision that under Section 9.02 cannot be amended without the consent of each Holder affected), in each case relating to the covenants to be amended by the Proposed Amendments, which include any that may have resulted in connection with, or may result from the consummation of, the Transactions (as defined in the Registration Statement), are hereby irrevocably waived.

ARTICLE III
MISCELLANEOUS

Section 3.01.       Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 3.02.       Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.03.      Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

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Section 3.04.       Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THERETO (OTHER THAN N.Y. GENERAL OBLIGATIONS LAW § 5-1401). EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. PURSUANT TO ARTICLE 1 (AMENDMENTS TO INDENTURE AND NOTES) OF THIS SUPPLEMENTAL INDENTURE, UPON THIS SUPPLEMENTAL INDENTURE TAKING EFFECT, THIS SECTION 4.04 (GOVERNING LAW) OF THIS SUPPLEMENTAL INDENTURE SHALL BE AMENDED SO THAT THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF ENGLAND AND WALES AND THE COURTS OF ENGLAND HAVE EXCLUSIVE JURISDICTION TO SETTLE ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.

Section 3.05.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 3.06.       Successors. All agreements of the Company and the Guarantor in this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 3.07.      Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 3.08.      The Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to perform its duties under the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining the rights and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define its rights and limit its liabilities and responsibilities in the performance of its duties under the Indenture as hereby amended. All of the provisions contained in the Indenture in respect of the rights, privileges, indemnities, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Transactions, the consents of the Holders of the Notes, any document used in connection with the solicitation of consents or the Transactions, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Trustee assumes no responsibility for the same.

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Section 3.09.        Effectiveness. The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto.

Section 3.10.       Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.11.      Severability. In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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5

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

FOSSIL GROUP, INC.

By:
Name:
Title:

GUARANTOR:

FOSSIL (UK) GLOBAL SERVICES LTD.

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]

Exhibit I

Implementation Steps
Out‑of-Court Restructuring

The Restructuring Transactions shall be implemented: (a) in the case of the Out-of-Court Restructuring, pursuant to the Definitive Documents in the order set out below:

1.	Subscription Agreement or other documents evidencing subscription for Common Stock or issuance of Common Stock to the New Money Providers
2.	First-Out Notes Indenture
3.	First-Out Notes Security Documents
4.	Second-Out Notes Indenture
5.	Second-Out Security Documents
6.	Intercreditor Agreement
7.	Instruction Letter to the Transfer Agent for Common Stock
8.	Cancellation Order

Exhibit J

INTERCREDITOR AGREEMENT

Exhibit K

Guarantor Supplemental Indenture

FOSSIL GROUP, INC.

SECOND SUPPLEMENTAL INDENTURE
Dated as of [●], 2025
To
INDENTURE
Dated as of November 8, 2021

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), by and between FOSSIL GROUP, INC., a Delaware corporation (the “Company”), FOSSIL (UK) GLOBAL SERVICES LTD., a company incorporated in England and Wales (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”), is made and entered into as of this [●] day of [●], 2025.

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of November 8, 2021 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 8, 2021, among the Company and Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), relating to the Company’s 7.00% Senior Notes due 2026 (the “Notes”);

WHEREAS, Section 9.01(c) of the Base Indenture provides that the Company, when authorized by a Board Resolution of the Company, and the Trustee may amend or supplement the Indenture or the Notes without notice or the consent of any Holders to provide for any Guarantees of Securities of any series;

WHEREAS, the Company requests the Trustee to join it in the execution and delivery of this Supplemental Indenture, and, in accordance with Sections 9.06, 11.04 and 11.05 of the Base Indenture, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officer’s Certificate and an Opinion of Counsel relating to this Supplemental Indenture; and

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been met and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
GUARANTEE

Section 1.01.      Guarantee. Subject to this Article I, Fossil (UK) Global Services Ltd. (the “Guarantor”) hereby irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, this Supplemental Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that (a) the principal of and interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, including for expenses, indemnification or otherwise, shall be promptly paid in full, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (all of the foregoing being hereinafter collectively called the “Guarantor Obligations”). Failing payment when due of any amount so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same promptly. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Indenture or this Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment in full of all of the Obligations of the Company hereunder and under the Notes).

The Guarantor hereby waives, to the fullest extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by full payment of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.

The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 1.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantor, then any amount paid either to the Trustee or such Holder, then this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V of this Supplemental Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article V of this Supplemental Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee. The Guarantor shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

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Until released in accordance with Section 1.04, the Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should any of the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without setoff, counter-claim, reduction or diminution of any kind or nature.

Section 1.02.        Limitation on Liability. The Guarantor, and by its acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article VII, result in the obligations of the Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Section 1.03.        Subrogation. Until its Guarantee is terminated in accordance with Section 1.04, the Guarantor agrees that it shall not be entitled to exercise any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby; provided that, if an Event of Default has occurred and is continuing, the Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 1.04.        Benefits Acknowledged.  The Guarantor acknowledges that it receives direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the guarantees and waivers made are knowingly made in contemplation of such benefits.

Section 1.05.        Release of Guarantees. The Guarantee by the Guarantor shall be automatically and unconditionally released and discharged and shall thereupon terminate and be of no further force and effect, and no further action by the Guarantor, the Company or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

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(1)     any sale, exchange, issuance, disposition or transfer (by merger, amalgamation, consolidation, dividend, distribution or otherwise) of (a) the Capital Stock of the Guarantor, after which the Guarantor is no longer a Subsidiary, or (b) all or substantially all of the assets of the Guarantor (including to the Company), in each case if such sale, exchange, issuance, disposition or transfer is made in compliance with the applicable provisions of this Indenture;

(2)      (a) the exercise by the Company of its Legal Defeasance option or Covenant Defeasance option in accordance with Article VIII of the Base Indenture or (b) the discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture;

(3)       the merger, amalgamation or consolidation of the Guarantor with and into the Company, or upon the liquidation of the Guarantor; or

(4)       as described under Article IX (Amendments) of the Base Indenture.

The Trustee, at the Company’s expense, shall execute any documents reasonably requested by the Company in order to evidence the release of the Guarantor from its obligations under its Guarantee; provided that prior to executing such documents, the Trustee shall be entitled to receive from the Company an Officer’s Certificate and an Opinion of Counsel compliant with Section 11.04 of the Base Indenture to the effect that the conditions precedent to such release have been satisfied. Any failure by the Trustee to execute such documents shall, however, not affect the automatic release and discharge of the Guarantee and the other obligations of any Guarantor as contemplated by the foregoing provisions of this Section 1.04.

ARTICLE II
AMENDMENTS TO THE NOTES

Section 2.01.     Amendments to the Notes. Any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture as amended by this Supplemental Indenture shall also be deemed to be amended, mutatis mutandis, so as to be consistent with the amendments made by this Supplemental Indenture.

ARTICLE III
AGREEMENT TO BE BOUND; GUARANTEE

Section 3.01.        Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

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Section 3.02.       Guarantee. The Guarantor agrees to fully, unconditionally and irrevocably guarantee to each Holder of the Notes and the Trustee, the Guarantor Obligations pursuant to Article I of this Supplemental Indenture on a senior unsecured basis.

ARTICLE IV
MISCELLANEOUS

Section 4.01.       Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 4.02.       Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 4.03.      Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 4.04.       Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THERETO (OTHER THAN N.Y. GENERAL OBLIGATIONS LAW § 5-1401). EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 4.05.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 4.06.       Successors. All agreements of the Company and the Guarantor in this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

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Section 4.07.      Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 4.08.      The Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to perform its duties under the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining the rights and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define its rights and limit its liabilities and responsibilities in the performance of its duties under the Indenture as hereby amended. All of the provisions contained in the Indenture in respect of the rights, privileges, indemnities, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Transactions, the consents of the Holders of the Notes, any document used in connection with the solicitation of consents or the Transactions, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Trustee assumes no responsibility for the same.

Section 4.09.       Effectiveness. The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto.

Section 4.10.       Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 4.11.      Severability. In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

FOSSIL GROUP, INC.

By:
Name:
Title:

GUARANTOR:

FOSSIL (UK) GLOBAL SERVICES LTD.

By:
Name:
Title:

[Signature Page to Second Supplemental Indenture]

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[Signature Page to Second Supplemental Indenture]